Filed Pursuant to Rule 424(b)(3)

Registration Nos. 333-224947 and 333-224947-01

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, nor are they soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED JUNE 9, 2020

PROSPECTUS SUPPLEMENT

(To prospectus dated May 15, 2018)

$

American Campus Communities Operating Partnership LP

    % Senior Notes due

fully and unconditionally guaranteed by American Campus Communities, Inc.

American Campus Communities Operating Partnership LP (the “Operating Partnership”) will pay interest on the notes semi-annually in arrears on                     and                     of each year. The first interest payment will be made on            , 2020. The notes will mature on                    . The Operating Partnership has the option to redeem the notes prior to maturity, in whole at any time or in part from time to time, at the applicable redemption price described under the caption “Description of the Notes and Guarantee—Optional Redemption at Our Election” in this prospectus supplement.

The notes are senior unsecured debt securities and rank equally in right of payment with all of the Operating Partnership’s other senior unsecured indebtedness from time to time outstanding. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will be fully and unconditionally guaranteed by American Campus Communities, Inc. (the “Company”), the sole member of the sole general partner of the Operating Partnership. The Company does not have any significant assets other than its investment in the Operating Partnership.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as the “Risk Factors” incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and other periodic filings with the Securities and Exchange Commission, before making a decision to invest in the notes.

The notes are a new issue of securities with no established trading market. The Operating Partnership does not intend to list the notes on any national securities exchange or have the notes quoted on any automated dealer quotation system. Currently, there is no public market in the notes.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discount		%	$
Proceeds, before expenses, to the Operating Partnership		%	$

(1)	Plus accrued interest from June , 2020, if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry only form through the facilities of The Depository Trust Company and its direct and indirect participants, including Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, S.A., against payment in New York, New York on or about June     , 2020.

Joint Book-Running Managers

Deutsche Bank Securities	J.P. Morgan

The date of this prospectus supplement is June     , 2020.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any such free writing prospectus, as well as information that we have previously filed with the U.S. Securities and Exchange Commission, or the “SEC,” that is incorporated by reference, is accurate only as of the date of the applicable document. Our business, financial condition, liquidity, results of operations and prospects may have changed since those respective dates.

Prospectus Supplement

Prospectus

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. If you possess this prospectus supplement and the accompanying prospectus, you should research and observe these restrictions. This prospectus supplement and the accompanying prospectus are not an offer to sell the notes and are not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. See “Underwriting—Conflicts of Interest.”

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the notes and the offer and sale of the notes and also adds to and updates information contained in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the notes or this offering. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus or the documents incorporated by reference into this prospectus supplement and the accompanying prospectus prior to the date of this prospectus supplement, the information included in this prospectus supplement updates and supersedes the information included in the accompanying prospectus or such documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as applicable. This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus supplement or the accompanying prospectus.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

None of this prospectus supplement, the accompanying prospectus nor any related free writing prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) or in the United Kingdom (each, a “Relevant State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant State of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to Qualified Investors. Neither the Operating Partnership nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

PROHIBITION OF SALES TO EEA AND UNITED KINGDOM RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of any notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing

S-ii

prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

It is important for you to read and consider all information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in the notes. You should also read and consider the information contained under the headings “Available Information,” “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “we,” “us” or “our” mean American Campus Communities, Inc., or the “Company,” and its consolidated subsidiaries, including American Campus Communities Operating Partnership LP, or the “Operating Partnership.” The Company is the sole member of the sole general partner of the Operating Partnership.

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SUMMARY

This summary contains basic information about us, the notes and this offering. Because this is a summary, it does not contain all of the information you should consider before making a decision to invest in the notes. You should carefully read this summary together with the more detailed information and financial statements and notes thereto contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Operating Partnership and the Company

We are a fully integrated, self-managed and self-administered equity real estate investment trust, or REIT, with expertise in the acquisition, design, financing, development, construction management, leasing and management of student housing properties. Through our controlling interest in the Operating Partnership, we are one of the largest owners, managers and developers of high quality student housing properties in the United States in terms of beds owned and under management. As of March 31, 2020, our property portfolio contained 166 properties with approximately 111,900 beds. As of March 31, 2020, our property portfolio consisted of 126 owned off-campus properties that are in close proximity to colleges and universities, 34 American Campus Equity (ACE®) properties operated under ground/facility leases and six on-campus participating properties operated under ground/facility leases with the related university systems. Of the 166 properties, as of March 31, 2020, we had under development three properties, which, when completed, will contain a total of approximately 11,300 beds. Our communities contain modern housing units and are supported by a resident assistant system and other student-oriented programming, with many offering resort-style amenities. Through one of our taxable REIT subsidiaries, we also provide construction management and development services, primarily for student housing properties owned by colleges and universities, charitable foundations, and others.

As of March 31, 2020, also through one of our taxable REIT subsidiaries, we provided third-party management and leasing services for 35 properties that represented approximately 26,000 beds. Third-party management and leasing services are typically provided pursuant to management contracts that have initial terms that range from one to five years. As of March 31, 2020, our total owned and third-party managed portfolio was comprised of 201 properties with approximately 137,900 beds.

The Operating Partnership is a subsidiary of the Company. The general partner of the Operating Partnership is American Campus Communities Holdings, LLC (“ACC Holdings”), which is a wholly-owned subsidiary of the Company. As of March 31, 2020, ACC Holdings held an ownership interest in the Operating Partnership of less than 1%. The limited partners of the Operating Partnership are the Company and other limited partners consisting of current and former members of management and nonaffiliated third parties. As of March 31, 2020, the Company owned an approximate 99.6% limited partnership interest in the Operating Partnership. As the sole member of ACC Holdings, which is the sole general partner of the Operating Partnership, the Company has exclusive control of the Operating Partnership’s day-to-day management. Management operates the Company and the Operating Partnership as one business. The management of the Company consists of the same members as the management of the Operating Partnership. The Company consolidates the Operating Partnership for financial reporting purposes, and the Company does not have any significant assets other than its investment in the Operating Partnership. Therefore, the assets and liabilities of the Company and the Operating Partnership are the same on their respective financial statements.

Our executive offices are located at 12700 Hill Country Blvd., Suite T-200, Austin, Texas 78738, and our telephone number is (512) 732-1000.

Recent Events

COVID-19, which was characterized on March 11, 2020 by the World Health Organization as a pandemic, did not materially affect our results of operations for the three months ended March 31, 2020. However, due to the unprecedented governmental actions taken to contain COVID-19, we are unable to predict the full magnitude of the pandemic and our earnings for the remainder of the year ending December 31, 2020. As a result, we withdrew our full year 2020 outlook and do not plan to provide an update to our full year 2020 outlook until there is further clarity on the impact of the pandemic.

In response to COVID-19 social distancing and shelter-in-place orders, many universities enacted housing policies that included refunding students for room and board fees for a portion of the spring semester. When students have elected to vacate our owned on-campus housing at the urging of the universities, in collaboration with our university partners, we have attempted to mirror the universities’ refund policies to create alignment among all on-campus residents. In certain circumstances, we have agreed to refund students’ rent for the remainder of the spring semester at ACE® properties that primarily had lease terms that ended in May. At this time, we are working to ascertain the financial impact to the remainder of the 2019-2020 academic year. In addition, we expect that most, if not all of the summer camp and conference business at our residence hall properties will be canceled, which typically generates approximately $4.5 million in other income per year.

With regard to our private off-campus properties and on-campus 12-month ACE® apartment communities, approximately 94.8% of residents made their April rent payments, representing April rent delinquency of approximately $3.0 million, and through May 31, 2020, we estimate that approximately 93.3% of residents have made their May rent payments, representing May rent delinquency of approximately $3.8 million. We have formed a Resident Hardship Program to provide relief on a case-by-case basis to those residents and families who have endured financial hardship due to COVID-19. Out of the total $6.8 million of rent delinquencies for April and May, we have forgiven an aggregate of approximately $4.3 million to over 4,800 qualified residents. The uncertainty around the scope, severity and duration of the COVID-19 pandemic makes it impossible to predict future rent delinquencies and abatements, but they could be material. Additionally, we have also waived all monthly late fees and convenience fees and suspended COVID-19-related eviction proceedings at this time.

We have enacted expense reduction initiatives, including suspending all non-essential capital improvement projects, and are currently assessing whether any of the CARES Act stimulus provisions will be available to us to offset lost revenue; however, it is important to note that we do not expect to be able to fully, or even materially, offset COVID-19 revenue losses from expense reductions and any stimulus recoveries.

Additionally, we believe that the COVID-19 pandemic could adversely affect our financial results for the fiscal year ending December 31, 2020, including as a result of the following:

•	the impact of continuing governmental shelter-in-place orders on the remaining months of the 2019-2020 academic year and whether any will remain in place for the 2020-2021 academic year;

•	the timing of when or if universities and colleges served by our properties resume in-person classes for the 2020-2021 academic year;

•	the ability of commercial tenants to pay rent and any associated impact on the provision for uncollectible accounts;

•	the success of leasing our owned properties for the 2020-2021 academic year, both in terms of volume and rental rate;

•	the timing of completion of construction and occupancy of owned development projects;

•	the timing of the commencement of construction on third-party development projects;

•	our ability to earn third-party management revenues; and

•	university enrollment, funding and policy trends.

As of May 31, 2020, our same store wholly-owned portfolio was 82.6% preleased for the 2020-2021 academic year as compared to 84.9% preleased as of the same date in 2019. Since governmental shelter-in-place orders were implemented, we have experienced a slow-down in physical traffic and leasing activity to approximately 65% of prior year activity during the same time period. We expect that pre-leasing will start to reaccelerate as more universities provide clarity into their operating policies for the Fall semester and more students make their housing decisions in anticipation of returning to campus.

As of May 31, 2020, a public data source had reported on the stated intentions of 62 of the 68 universities served by our properties with respect to the Fall 2020 semester. This information indicated that, as of such date, 47 of such universities were planning for a return to in-person classes, 12 universities were still considering a range of possible scenarios or a hybrid model, and three universities, which are part of the California State University System and account for three of our 166 properties, were planning for primarily online classes. Should a significant number of the colleges and universities that our properties serve fail to resume in-person classes for the upcoming 2020-2021 academic year, we could be materially and adversely affected. Also, many governmental entities have imposed a wide range of restrictions on physical movement to limit the spread of COVID-19. While certain of these governmental entities have begun to remove, or announced plans to remove, restrictions in phases, there is no assurance as to the timing when the restrictions will be removed in any meaningful manner, whether the restrictions will be reinstated or the near or intermediate impact of their removal or reinstatement on our operations.

While we were in compliance with all debt covenants for both our secured and unsecured indebtedness as of March 31, 2020, the economic disruption caused by the COVID-19 pandemic could materially and adversely affect our ability to remain in compliance with these covenants in the future if there is a significant decline in actual rent collections under existing and future leases, future leasing volume and rental rates and/or the value of any collateral securing indebtedness and/or a significant increase in debt financing to meet our business needs.

No assurance can be given that our revenues, rent collections, provision for uncollectible accounts, delinquencies, abatements, refunds, leasing volume and/or rental rates and the value of any of our individual properties or our real estate portfolio as a whole will not be materially and adversely affected by, among other matters, the COVID-19 pandemic in the future, thereby resulting in a material adverse effect on our business, results of operations, liquidity and financial condition and on our ability to make distributions to our shareholders and to service our indebtedness, including the notes offered hereby. For more information, see the “Risk Factors” sections included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

The Offering

Issuer	American Campus Communities Operating Partnership LP

Securities Offered	$ aggregate principal amount of % Senior Notes due

Maturity Date	The notes will mature on , unless redeemed at our option prior to such date.

Interest Rate	% per year, accruing from June , 2020.

Interest Payment Dates	and of each year, beginning on , 2020

Optional Redemption	We may, at our option, redeem the notes, in whole at any time or in part from time to time, in each case prior to , ( months prior to the stated maturity date of the notes) (the “Par Call Date”), at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) a “make-whole” amount, plus, in each case, unpaid interest, if any, accrued to, but not including, the date of redemption. In addition, at any time on or after the Par Call Date, we may, at our option, redeem the notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest, if any, accrued to, but not including, the date of redemption.

Guarantee	The notes will be fully and unconditionally guaranteed by the Company. The guarantee will be a senior unsecured obligation of the Company and will rank equally in right of payment with other senior unsecured indebtedness of the Company from time to time outstanding. The Company does not have any significant assets other than its investment in the Operating Partnership.

Use of Proceeds	The net proceeds from the sale of the notes are estimated to be approximately $ million after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds to repay borrowings under our revolving credit facility, to fund projects in our current development pipeline and for general business purposes. See “Use of Proceeds” in this prospectus supplement.

Conflicts of Interest	Certain underwriters or their affiliates are lenders under our revolving credit facility and will receive their pro rata portions of any amounts repaid under our revolving credit facility. See “Underwriting—Conflicts of Interest—Conflicts of Interest” in this prospectus supplement.

Certain Covenants

Various covenants will apply to the notes, including the following:

•   We may not, in general, incur Indebtedness if the new Indebtedness would cause the aggregate principal amount of our total Indebtedness, excluding Intercompany Indebtedness, to be more than 60% of our Total Assets and certain other assets.

•   We may not incur Secured Debt if the new Secured Debt would cause our total Secured Debt to be more than 40% of our Total Assets and certain other assets.

•   We are required to maintain Total Unencumbered Assets of at least 150% of our total Unsecured Debt. All investments by us in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other nonconsolidated entities will be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included.

•   We may not incur Indebtedness if the new Indebtedness would cause our ratio of Consolidated Income Available for Debt Service to Interest Expense for our most recently completed four fiscal quarters to be less than 1.5 to 1, determined on a pro forma basis, subject to certain assumptions.

•   We may not consummate a merger, consolidation or sale of all or substantially all of our assets.

These covenants are subject to a number of important exceptions and qualifications. For further information and the definition of the terms used above, see “Description of the Notes and Guarantee—Certain Covenants” in this prospectus supplement.

No Limitation on Incurrence of New Debt	Subject to compliance with covenants relating to our aggregate secured and unsecured debt, aggregate secured debt, maintenance of total unencumbered assets and debt service coverage, the indenture will not limit the amount of debt we may issue under the indenture or otherwise.

Ranking

The notes will be the direct, unsecured and unsubordinated indebtedness of the Operating Partnership and will rank equally in right of payment with all of the Operating Partnership’s other unsecured and unsubordinated indebtedness from time to time outstanding, and effectively junior to (i) all of the liabilities and any preferred equity of the Operating Partnership’s subsidiaries, and (ii) all of the Operating Partnership’s debt that is secured by the Operating Partnership’s assets, to the extent of the value of the assets securing such debt.

As of March 31, 2020, the Operating Partnership had outstanding $2,810.0 million of unsecured indebtedness (excluding deferred financing costs and unamortized original issue discount on unsecured notes) and no secured indebtedness. As of March 31, 2020, the Operating Partnership’s subsidiaries had $1,439.9 million of total liabilities and no preferred equity of such subsidiaries was outstanding.

Further Issuances	The Operating Partnership may, from time to time, without notice to or the consent of the holders of the notes offered by this prospectus supplement, increase the principal amount of this series of notes under the indenture and issue such additional debt securities, in which case any additional debt securities so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the notes offered by this prospectus supplement, and such additional debt securities will form a single series with the notes offered by this prospectus supplement.

No Public Market	The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes after this offering is completed, but they are not obligated to do so and may discontinue any market-making at any time without notice to or consent of existing noteholders.

Book-Entry Form	The notes will be issued in book-entry only form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interests in the global certificates representing the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances.

Risk Factors	You should read carefully the “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as the “Risk Factors” incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and other periodic filings with the SEC, before making a decision to invest in the notes.

Trustee	U.S. Bank National Association

Governing Law	State of New York

RISK FACTORS

In addition to other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus issued by us, you should carefully consider the risks described below, and incorporated herein and therein by reference from our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and other periodic filings with the SEC, before making a decision to invest in the notes. These risks are not the only ones faced by us. Additional risks not presently known to us or that we currently deem immaterial could also materially and adversely affect our business, financial condition, liquidity, results of operations and prospects. The trading price of the notes could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. Please refer to the section below entitled “Forward-Looking Statements” in this prospectus supplement.

Risks Related to this Offering

Our substantial indebtedness could materially and adversely affect us and the ability of the Operating Partnership to meet its debt service obligations under the notes.

As of March 31, 2020, the Operating Partnership’s total consolidated indebtedness was approximately $3,540.3 million. We have a $1.0 billion unsecured revolving credit facility, under which approximately $390.3 million was available at March 31, 2020.

Our level of indebtedness and the limitations imposed on us by our debt agreements could have significant adverse consequences to holders of the notes, including the following:

•

our cash flow may be insufficient to meet our debt service obligations with respect to the notes and our other indebtedness, which would enable the lenders and other debtholders to accelerate the maturity of their indebtedness, or be insufficient to fund other important business uses after meeting such obligations;

•	we may be unable to borrow additional funds as needed or on favorable terms;

•

we may be unable to refinance our indebtedness at maturity or earlier acceleration, if applicable, or the refinancing terms may be less favorable than the terms of our original indebtedness or otherwise be generally unfavorable;

•	because a significant portion of our debt bears interest at variable rates, increases in interest rates could materially increase our interest expense;

•	we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms;

•

we may default on our secured indebtedness and the lenders may foreclose on our properties or our interests in the entities that own the properties that secure such indebtedness and receive an assignment of rents and leases; and

•	we may violate restrictive covenants in our debt agreements, which would entitle the lenders and other debtholders to accelerate the maturity of their indebtedness.

If any one of these events were to occur, our business, financial condition, liquidity, results of operations and prospects, as well as the Operating Partnership’s ability to satisfy its obligations with respect to the notes, could be materially and adversely affected. Furthermore, foreclosures could create taxable income without accompanying cash proceeds, a circumstance which could hinder the Company’s ability to meet the REIT distribution requirements imposed by the Internal Revenue Code of 1986, as amended, or the “Code.”

The effective subordination of the notes may limit the Operating Partnership’s ability to meet its debt service obligations under the notes.

The notes will be senior unsecured indebtedness of the Operating Partnership and will rank equally in right of payment with all of the Operating Partnership’s other senior unsecured indebtedness. However, the notes will be effectively subordinated in right of payment to all of the secured indebtedness of the Operating Partnership to the extent of the value of the collateral securing such indebtedness. While the indenture governing the notes will limit our ability to incur additional secured indebtedness in the future, it will not prohibit us from incurring such indebtedness if we are in compliance with certain financial ratios and other requirements at the time of its incurrence. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures the secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full. As of March 31, 2020, the Operating Partnership had no outstanding secured indebtedness.

The notes also will be effectively subordinated to all liabilities, whether secured or unsecured, and any preferred equity of the subsidiaries of the Operating Partnership. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, the Operating Partnership, as a common equity owner of such subsidiary, and therefore holders of our debt, including the notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors, and preferred equity holders. As of March 31, 2020, the Operating Partnership’s subsidiaries had $1,439.9 million of total liabilities and no preferred equity of such subsidiaries was outstanding. Furthermore, while the indenture governing the notes will limit the ability of our subsidiaries to incur additional unsecured indebtedness in the future, it will not prohibit our subsidiaries from incurring such indebtedness if such subsidiaries are in compliance with certain financial ratios and other requirements at the time of its incurrence.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

Our ability to meet our debt service obligations on, and to refinance, our indebtedness, including the notes, and to fund our operations, working capital, acquisitions, capital expenditures and other important business uses, depends on our ability to generate sufficient cash flow in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to meet our debt service obligations on our indebtedness, including the notes, or to fund our other important business uses. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase significantly and our ability to meet those obligations could depend, in large part, on the returns from such acquisitions or projects, as to which no assurance can be given.

We may need to refinance all or a portion of our indebtedness, including the notes, at or prior to maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition, liquidity, results of operations and prospects and market conditions at the time; and

•	restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance any of our indebtedness, including the notes, on favorable terms, or at all.

If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings are not available to us, we may be unable to meet all of our debt service obligations, including payments on the notes. As a result, we would be forced to take other actions to meet those obligations, such as selling properties, raising equity or delaying capital expenditures, any of which could have a material adverse effect on us. Furthermore, we cannot assure you that we will be able to effect any of these actions on favorable terms, or at all.

Despite our substantial outstanding indebtedness, we may still incur significantly more indebtedness in the future, which would exacerbate any or all of the risks described above.

We may be able to incur substantial additional indebtedness in the future. Although the agreements governing our revolving credit facility and certain other indebtedness do, and the indenture governing the notes will, limit our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we incur substantial additional indebtedness in the future, the risks associated with our substantial leverage described above, including our inability to meet our debt service obligations, would be exacerbated.

The Company has no significant operations, other than as the sole member of the sole general partner of the Operating Partnership, and no significant assets, other than its investment in the Operating Partnership.

The notes will be fully and unconditionally guaranteed by the Company. However, the Company has no significant operations, other than as the sole member of the sole general partner of the Operating Partnership, and no significant assets, other than its investment in the Operating Partnership. Furthermore, the Company’s guarantee of the notes will be effectively subordinated in right of payment to all liabilities, whether secured or unsecured, and any preferred equity of its subsidiaries (including the Operating Partnership and any entity the Company accounts for under the equity method of accounting). As of March 31, 2020, the Company’s subsidiaries had $4,249.9 million of total liabilities and no preferred equity of such subsidiaries was outstanding.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of indebtedness and lenders to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee, such as the guarantee provided by the Company, could be voided, and payment thereon could be required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor, if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee (i) received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and (ii) one of the following was true:

•	the guarantor was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

•	the guarantor was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	the guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they become due.

The court might also void such guarantee, without regard to the above factors, if it found that a guarantor entered into its guarantee with actual intent to hinder, delay, or defraud its creditors.

A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance or incurrence of such indebtedness. If a court voided such guarantee, holders of the indebtedness and lenders would no longer have a claim against such guarantor or the benefit of the assets of such guarantor constituting collateral that purportedly secured such guarantee. In addition, the court might direct holders of the indebtedness and lenders to repay any amounts already received from a guarantor.

In addition, any claims in respect of a guarantee could be subordinated to all other debts of that guarantor under principles of “equitable subordination,” which generally require that the claimant must have engaged in some type of inequitable conduct; the misconduct must have resulted in injury to the creditors of the debtor or conferred an unfair advantage on the claimant; and equitable subordination must not be inconsistent with other provisions of the U.S. Bankruptcy Code.

The indenture governing the notes will contain restrictive covenants that restrict our ability to expand or fully pursue our business strategies.

The indenture governing the notes will contain financial and operating covenants that, among other things, will restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to:

•	consummate a merger, consolidation or sale of all or substantially all of our assets; and

•	incur secured and unsecured indebtedness.

In addition, our revolving credit facility and certain other debt agreements require us to meet specified financial ratios and the indenture governing the notes will require us to maintain at all times a specified ratio of unencumbered assets to unsecured debt. These covenants may restrict our ability to expand or fully pursue our business strategies. Our ability to comply with these and other provisions of the indenture governing the notes, our revolving credit facility and certain other debt agreements may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events beyond our control. The breach of any of these covenants could result in a default under our indebtedness, which could result in the acceleration of the maturity of such indebtedness. If any of our indebtedness is accelerated prior to maturity, we may not be able to repay such indebtedness or refinance such indebtedness on favorable terms, or at all.

There is no prior public market for the notes, so if an active trading market does not develop or is not maintained for the notes you may not be able to resell them on favorable terms when desired, or at all.

Prior to this offering, there was no public market for the notes and we cannot assure you that an active trading market will ever develop for the notes or, if one develops, will be maintained. Furthermore, we do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have informed us that they currently intend to make a market in the notes after this offering is completed. However, the underwriters may cease their market making at any time without notice to or the consent of existing noteholders. The lack of a trading market could adversely affect your ability to sell the notes when desired, or at all, and the price at which you may be able to sell the notes. The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our financial condition, liquidity, results of operations and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. It is possible that the market for the notes will be subject to disruptions which may have a negative effect on the holders of the notes, regardless of our financial condition, liquidity, results of operations or prospects.

FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference that are “forward-looking” in that they do not discuss historical facts, but instead note future expectations, projections, intentions or other items relating to the future. These forward-looking statements include those made in the documents incorporated by reference in this prospectus. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, all of our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•

the effects of the COVID-19 pandemic on the operation of our business, and uncertainties regarding the duration and extent to which this will impact our future results of operations, liquidity and financial condition;

•	general risks affecting the real estate industry;

•	risks associated with changes in university admission or housing policies;

•	risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments;

•	failure to manage effectively our growth and expansion into new markets or to integrate acquisitions successfully;

•	risks and uncertainties affecting property development and construction;

•	risks associated with downturns in the national and local economies, volatility in capital and credit markets, increases in interest rates, and volatility in the securities markets;

•	costs of compliance with the Americans with Disabilities Act and other similar laws;

•	potential liability for uninsured losses and environmental contamination;

•	risks associated with our potential failure to qualify as a REIT under the Code and possible adverse changes in tax and environmental laws; and

•	other risks detailed in our other SEC reports or filings.

These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus supplement.

AVAILABLE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). Our filings with the SEC and other information about us may also be obtained from our website at www.americancampus.com, although the information on our website does not constitute a part of this prospectus supplement or the accompanying prospectus, and we are not incorporating by reference such information into this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus supplement and the accompanying prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and information that we file with the SEC after the date of this prospectus supplement but prior to the determination of this offering, will automatically update and supersede this information. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC:

•	Annual Report on Form 10-K of American Campus Communities, Inc. and American Campus Communities Operating Partnership LP for the year ended December 31, 2019;

•

The information specifically incorporated by reference into Annual Report on Form 10-K of American Campus Communities, Inc. and American Campus Communities Operating Partnership LP for the year ended December  31, 2019 from American Campus Communities, Inc.’s definitive Proxy Statement for its 2020 Annual Meeting of Stockholders filed with the SEC on March 12, 2020;

•	Quarterly Report on Form 10-Q of American Campus Communities, Inc. and American Campus Communities Operating Partnership LP for the quarter ended March 31, 2020; and

•	Current Reports on Form 8-K of American Campus Communities, Inc. and American Campus Communities Operating Partnership LP filed with the SEC on January 16, 2020, January 30, 2020 and June 4, 2020.

We are also incorporating by reference all other reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the date of this prospectus supplement and prior to the termination of this offering (but excluding any documents or portions of documents which are deemed “furnished” and not filed with the SEC). Information included or incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed automatically updated and superseded if information contained in any document we subsequently file with the SEC prior to the termination of this offering modifies or replaces the information included or incorporated by reference in this prospectus supplement or the accompanying prospectus.

To receive a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including any exhibits that are specifically incorporated by reference in those documents, call or write to American Campus Communities, Inc., Attention: Investor Relations, 12700 Hill Country Blvd., Suite T-200, Austin, Texas 78738 (telephone (512) 732-1000).

USE OF PROCEEDS

The net proceeds from the sale of the notes are estimated to be approximately $        million after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds to repay borrowings under our revolving credit facility, to fund projects in our current development pipeline and for general business purposes.

Our revolving credit facility bears interest at a variable rate, determined, at our option, based upon a base rate or one-, two-, three- or six-month LIBOR, plus, in each case, a spread based upon our credit rating from either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services. As of May 31, 2020, the balance outstanding on our revolving credit facility totaled $695.6 million and bore interest at a weighted average annual rate of approximately1.41%. Our revolving credit facility will mature on March 15, 2022 and can be extended for one year at our option, subject to the satisfaction of certain conditions.

Pending application of any portion of the net proceeds, we may invest it in interest-bearing accounts and short-term, interest-bearing securities as is consistent with our intention to maintain the Company’s qualification for taxation as a REIT. Such investments may include, for example, obligations of the Government National Mortgage Association, other government and governmental agency securities, certificates of deposit and interest-bearing bank deposits.

Certain underwriters or their affiliates are lenders under our revolving credit facility and will receive their pro rata portions of any amounts repaid under our revolving credit facility. See “Underwriting—Conflicts of Interest—Conflicts of Interest.”

DESCRIPTION OF THE NOTES AND GUARANTEE

The following description of the particular terms of the notes and related guarantee supplements, and, to the extent inconsistent, replaces, the description in the accompanying prospectus of the general terms and provisions of the debt securities and related guarantee, to which description reference is hereby made. The following summary of certain provisions of the notes, the related guarantee and the indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the notes, the related guarantee and the indenture. Certain terms used but not defined herein shall have the meanings given to them in the accompanying prospectus, the indenture, the notes or the related guarantee, as the case may be. As used in this section, “the Company” refers to American Campus Communities, Inc. and the terms “we,” “us,” “our” or “the Operating Partnership” refer only to American Campus Communities Operating Partnership LP and not to any of its subsidiaries or the Company.

General

The notes will be issued pursuant to an indenture, dated as of April 2, 2013, as supplemented by the First Supplemental Indenture, dated as of April 2, 2013, and the Second Supplemental Indenture, dated as of June 21, 2019 (together, the “indenture”), among the Operating Partnership, the Company, as guarantor, and U.S. Bank National Association, as trustee. You may request copies of the indenture and the form of the notes from us.

The notes will be our senior unsecured indebtedness and will rank equally in right of payment with each other and with all of our other senior unsecured indebtedness. However, the notes will be effectively subordinated in right of payment to our mortgages and other secured indebtedness (to the extent of the value of the collateral securing the same) and to all preferred equity and liabilities, whether secured or unsecured, of our subsidiaries. As of March 31, 2020, we had outstanding $2,810.0 million of unsecured indebtedness (excluding deferred financing costs and unamortized original issue discount on unsecured notes) and no secured indebtedness, and our subsidiaries had $1,439.9 million of total liabilities and no preferred equity of such subsidiaries was outstanding. See “Risk Factors—Risks Related to this Offering—Our substantial indebtedness could materially and adversely affect us and the ability of the Operating Partnership to meet its debt service obligations under the notes” and “Risk Factors—Risks Related to this Offering—The effective subordination of the notes may limit the Operating Partnership’s ability to meet its debt service obligations under the notes.”

The notes will initially be limited to an aggregate principal amount of $        million. We may, from time to time, without notice to or the consent of the holders of the notes, increase the principal amount of this series of notes under the indenture and issue such additional debt securities, in which case any additional debt securities so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the public offering price and the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the notes, and such additional debt securities will form a single series with the notes.

The notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “—Book Entry System” in this prospectus supplement. The holder of a note will be treated as its owner for all purposes.

If any interest payment date, stated maturity date or redemption date is not a New York business day, the payment otherwise required to be made on such date may be made on the next New York business day without any additional payment as a result of such delay. All payments will be made in U.S. dollars.

The terms of the notes provide that we are permitted to withhold from interest payments and payments upon a redemption or maturity of the notes any amounts we are required to withhold by law. For example, non-United States holders of notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. See “Supplemental Federal Income Tax Considerations” in this prospectus supplement and “Federal Income Tax Considerations and Consequences of Your Investment—Taxation of Debt Securities—Non-U.S. Holders” in the accompanying prospectus.

Except as described in this prospectus supplement under the headings “—Certain Covenants” and “—Merger, Consolidation and Transfer of Assets,” the indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford you protection in the event of:

•	a highly leveraged or similar transaction involving us or any of our affiliates;

•	a change of control; or

•	a reorganization, restructuring, merger or similar transaction involving us or the Company that may adversely affect you.

We or one of our affiliates may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender at any price or by private agreement. Any notes so repurchased may not be reissued or resold and will be canceled promptly.

Guarantee

The Company will fully and unconditionally guarantee our obligations under the notes on a direct, unsecured and unsubordinated basis, including the due and punctual payment of principal of, and premium, if any, and interest on, the notes, whether at stated maturity, upon redemption or repurchase, by acceleration or otherwise. The obligations of the Company under the Guarantee will rank equally with all other present or future direct, unsecured and unsubordinated obligations of the Company. However, the Company has no significant operations, other than as the sole member of the sole general partner of the Operating Partnership, and no significant assets, other than its investment in the Operating Partnership. Furthermore, the Company’s guarantee of the notes will be effectively subordinated in right of payment to all liabilities, whether secured or unsecured, and any preferred equity of its subsidiaries (including the Operating Partnership and any entity the Company accounts for under the equity method of accounting). As of March 31, 2020, the Company’s subsidiaries had $4,249.9 million of total liabilities and no preferred equity of such subsidiaries was outstanding.

Interest

Interest on the notes will accrue at the rate of     % per year from and including June         , 2020 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semiannually in arrears on                      and                      of each year, beginning on             , 2020. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the                      or                      (whether or not a New York business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If we redeem the notes in accordance with their terms, we will pay unpaid interest thereon accrued to, but not including, such redemption date to the holder that surrenders such notes for redemption. However, if a redemption falls after a record date and on or prior to the corresponding interest payment date, we will pay all unpaid interest accrued thereon to the holder of record at the close of business on such record date.

Maturity

The notes will mature on                     ,                     and will be paid against presentation and surrender thereof at the corporate trust office of the trustee, unless earlier redeemed by us at our option, as described under “—Optional Redemption at Our Election” below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Optional Redemption at Our Election

We may, at our option, redeem the notes, in whole at any time or in part from time to time, in each case prior to                 ,                (    months prior to the stated maturity date of the notes) (the “Par Call Date”), at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal of and interest on the notes to be redeemed that would be due if such notes matured on the Par Call Date (except that, if such redemption date is not an interest payment date, the amount of the next succeeding scheduled interest payment will be reduced by the amount of unpaid interest accrued thereon to, but not including, such redemption date), discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus                  basis points, plus in each case unpaid interest, if any, accrued to, but not including, such redemption date.

In addition, at any time on or after the Par Call Date, we may, at our option, redeem the notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest, if any, accrued to, but not including, the related redemption date. Notwithstanding the foregoing, interest will be payable to holders of the notes on the record date applicable to an interest payment date falling on or before a date of redemption.

“Comparable Treasury Issue” means, with respect to any redemption date for the notes, the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed (assuming, for this purpose, that the notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed (assuming, for this purpose, that the notes matured on the Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date for the notes:

(a)    the average of three Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or

(b)    if we obtain fewer than three but more than one such Reference Treasury Dealer Quotations for such redemption date, the average of all such quotations, or

(c)    if we obtain only one such Reference Treasury Dealer Quotation for such redemption date, that Reference Treasury Dealer Quotation.

“Independent Investment Banker” means, with respect to any redemption date for the notes, an independent investment banking institution of national standing we appoint with respect to such redemption date.

“Reference Treasury Dealer” means, with respect to any redemption date for the notes, as we determine, either (a) (i) two primary U.S. Government securities dealers in The City of New York (each, a “Primary Treasury Dealer”) selected jointly by Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC or their respective successors and (ii) three other Primary Treasury Dealers selected by us or (b) one Primary Treasury Dealer selected by us and four other Primary Treasury Dealers selected by the Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption of the notes, the average, as we determine, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the date of the notice of redemption for the notes.

“Treasury Rate” means the yield on treasury securities at a constant maturity corresponding to the remaining life to maturity (rounded to the nearest month) of the principal of the notes being redeemed as of the date of redemption (which maturity shall be deemed to be the Par Call Date) (the “Treasury Yield”). For purposes of calculating the Treasury Rate, (1) the Treasury Yield will be equal to the arithmetic mean of the yields displayed for each day in the preceding calendar week published in the Statistical Release for Treasury constant maturities with a maturity equal to the remaining life to maturity of the notes being redeemed (assuming the notes matured on the Par Call Date) and (2) the most recent Statistical Release published prior to the date of the applicable determination will be used. However, if no published maturity exactly corresponds to such remaining life, then the Treasury Yield will be interpolated or extrapolated on a straight-line basis from the arithmetic means of the yields for the next shortest and next longest published maturities (rounding in each of such relevant periods to the nearest month). If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury Yield in the above manner, then the Treasury Yield shall be the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the applicable redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the date of the applicable notice of redemption. As used in this paragraph and in the definition of “Reference Treasury Dealer Quotations” above, the term “Business Day” means any day, other than a Saturday or a Sunday, that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

“Statistical Release” means the statistical release designated “H.15” or any successor publication that is published weekly by the Federal Reserve System and that reports yields on actively traded United States government securities adjusted to constant maturities, or, if that statistical release or successor publication is not published at the time of any required determination under the Indenture, then another reasonably comparable index which we will designate.

We will mail a notice of any redemption at least 15 days but not more than 60 days before any redemption date to each holder of notes to be redeemed. Unless we default in payment of the redemption price, commencing on the redemption date interest on notes called for redemption will cease to accrue and holders of such notes will have no rights with respect to such notes except the right to receive the redemption price.

If fewer than all of the notes are being redeemed, the trustee will select the notes to be redeemed pro rata, by lot or by any other method the trustee in its sole discretion deems fair and appropriate, in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. Upon surrender of any note redeemed in part, the holder will receive a new note equal in principal amount to the unredeemed portion of the surrendered note.

In addition, we may at any time purchase notes by tender, in the open market or by private agreement, subject to applicable law.

Certain Covenants

Limitation on Indebtedness. We will not, and will not permit any of our Subsidiaries to, Incur any Indebtedness, other than Intercompany Indebtedness and guarantees of Indebtedness Incurred by us or any of our Subsidiaries in compliance with the indenture, if, immediately after giving effect to the Incurrence of such Indebtedness and the application of the proceeds thereof, the aggregate principal amount of our and our Consolidated Subsidiaries’ outstanding Indebtedness, excluding Intercompany Indebtedness, would be greater than 60% of the sum of, without duplication:

•	Total Assets as of the end of the fiscal quarter covered in our annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be; and

•

the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by us or any of our Subsidiaries since the end of the relevant fiscal quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

Limitation on Secured Debt. In addition to the preceding limitation on the Incurrence of Indebtedness, we will not, and will not permit any of our Subsidiaries to, Incur any Secured Debt, other than guarantees of Secured Debt Incurred by us or any of our Subsidiaries in compliance with the indenture, if, immediately after giving effect to the Incurrence of such Secured Debt and the application of the proceeds thereof, the aggregate principal amount of Secured Debt would be greater than 40% of the sum of, without duplication:

•	Total Assets as of the end of the fiscal quarter covered in our annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be; and

•

the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by us or any of our Subsidiaries since the end of the relevant fiscal quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

Maintenance of Unencumbered Assets. We will, and will cause our Subsidiaries to, have at all times Total Unencumbered Assets of not less than 150% of our total Unsecured Debt determined on a consolidated basis in accordance with GAAP.

Debt Service Test. In addition to the preceding limitations on the Incurrence of Indebtedness, we will not, and will not permit any of our Subsidiaries to, Incur any Indebtedness, other than Intercompany Indebtedness and guarantees of Indebtedness Incurred by us or any of our Subsidiaries in accordance with the indenture, if the ratio of Consolidated Income Available for Debt Service to Interest Expense for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which the additional Indebtedness is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of that Indebtedness and the application of the proceeds therefrom, and calculated on the following assumptions:

•

such Indebtedness and any other Indebtedness Incurred by us and our Subsidiaries since the first day of the relevant four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred on the first day of such period;

•

the repayment or retirement of any Indebtedness (other than Indebtedness repaid or retired with the proceeds of any other Indebtedness, which repayment or retirement shall be calculated pursuant to the preceding bullet and not this bullet) by us and our Subsidiaries since the first day of the relevant four-quarter period had been repaid or retired on the first day of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

•

in the case of Acquired Indebtedness or Indebtedness Incurred in connection with any acquisition since the first day of the relevant four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

•

in the case of any acquisition or disposition of any asset or group of assets or the placement of any assets in service or removal of any assets from service by us or any of our Subsidiaries from the first day of the relevant four-quarter period to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, the acquisition, disposition, placement in service or removal from service had occurred as of the first day of such period with appropriate adjustments with respect to the acquisition, disposition, placement in service or removal from service being included in that pro forma calculation.

Set forth below are certain defined terms used in this prospectus supplement and the indenture. We refer you to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this prospectus supplement for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person (1) existing at the time such Person is merged or consolidated with or into, or becomes a Subsidiary of, us, or (2) assumed by us or any of our Subsidiaries in connection with the acquisition of assets from such Person. Acquired Indebtedness shall be deemed to be Incurred on the date the acquired Person is merged or consolidated with or into, or becomes a Subsidiary of, us or the date of the related acquisition, as the case may be.

“Consolidated Income Available for Debt Service” means, for any period of time, our Consolidated Net Income for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

•	Interest Expense on Indebtedness;

•	provision for taxes based on income;

•	depreciation, amortization and all other non-cash items deducted at arriving at Consolidated Net Income;

•	provision for gains and losses on sales or other dispositions of properties and other investments;

•	extraordinary items;

•	non-recurring items, as we determined in good faith; and

•	noncontrolling interests.

In each case for such period, we will reasonably determine amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of non-cash and non-recurring items.

“Consolidated Net Income” means, for any period of time, the amount of net income, or loss, for us and our Consolidated Subsidiaries for such period, excluding, without duplication, extraordinary items and the portion of net income, but not losses, for us and our Consolidated Subsidiaries allocable to noncontrolling interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by us or one of our Consolidated Subsidiaries, all determined in accordance with GAAP.

“Consolidated Financial Statements” means, with respect to any Person, collectively, the consolidated financial statements and notes to those financial statements of that Person and its consolidated subsidiaries prepared in accordance with GAAP.

“Consolidated Subsidiary” means each Subsidiary of ours that is consolidated in our Consolidated Financial Statements.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of any required calculation or determination.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, assume, guarantee or otherwise become liable in respect of the Indebtedness or other obligation, and “Incurrence” and “Incurred” have meanings correlative to the foregoing. Indebtedness or other obligation of us or any Subsidiary of ours will be deemed to be Incurred by us or such Subsidiary whenever we or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof. Indebtedness or other obligation of a Subsidiary of ours existing prior to the time it became a Subsidiary of ours will be deemed to be Incurred upon such Subsidiary becoming a Subsidiary of ours; and Indebtedness or other obligation of a Person existing prior to a merger or consolidation of such Person with us or any Subsidiary of ours in which such Person is the successor to us or such Subsidiary will be deemed to be Incurred upon the consummation of such merger or consolidation. Any issuance or transfer of capital stock that results in Indebtedness constituting Intercompany Indebtedness being held by a Person other than us, the Company or any Consolidated Subsidiary or any sale or other transfer of any Indebtedness constituting Intercompany Indebtedness to a Person that is not us, the Company or any Consolidated Subsidiary, will be deemed, in each case, to be an Incurrence of Indebtedness that is not Intercompany Indebtedness at the time of such issuance, transfer or sale, as the case may be.

“Indebtedness,” of us, the Company or any Consolidated Subsidiary means, without duplication, any of our indebtedness or that of the Company or any Consolidated Subsidiary, whether or not contingent, in respect of: (a) borrowed money evidenced by bonds, notes, debentures or similar instruments whether or not such indebtedness is secured by any lien existing on property owned by us, the Company or any Consolidated Subsidiary; (b) indebtedness for borrowed money of a Person other than us, the Company or a Consolidated Subsidiary which is secured by any lien on property owned by us, the Company or any Consolidated Subsidiary, to the extent of the lesser of (i) the amount of indebtedness so secured, and (ii) the fair market value of the property subject to such lien; (c) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable; or (d) any lease of property by us, the Company or any Consolidated Subsidiary as lessee which is reflected on Company’s consolidated balance sheet as a financing lease in accordance with GAAP, to the extent, in the case of indebtedness under (a) through (c) above, that any such items (other than letters of credit) would appear as a liability on the Company’s consolidated balance sheet in accordance with GAAP. Indebtedness also includes, to the extent not otherwise included, any obligation by us, the Company or any Consolidated Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person (other than us, the Company or any Consolidated Subsidiary) of the type described in clauses (a)-(d) of this definition. In the case of (d) above, Indebtedness excludes operating lease liabilities on the Company’s consolidated balance sheet in accordance with GAAP.

“Intercompany Indebtedness” means Indebtedness to which the only parties are any of us, the Company and any Consolidated Subsidiary; provided, however, that with respect to any such Indebtedness of which we or the Company is the borrower, such Indebtedness is subordinate in right of payment to the notes.

“Interest Expense” means, for any period of time, the maximum amount payable for interest on, and original issue discount of, our and our Subsidiaries’ Indebtedness, determined in accordance with GAAP.

“Person” means any individual, Corporation, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Secured Debt” means, as of any date, that portion of principal amount of outstanding Indebtedness, excluding Intercompany Indebtedness, of us and our Consolidated Subsidiaries as of that date that is secured by a mortgage, trust deed, deed of trust, deeds to secure Indebtedness, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.

“Subsidiary” means (1) any corporation at least a majority of the total voting power of whose outstanding Voting Stock is owned, directly or indirectly, at the date of determination by the Operating Partnership or the Company, as the case may be, and/or one or more other Subsidiaries, and (2) any other Person in which the Operating Partnership or the Company, as the case may be, and/or one or more other Subsidiaries, directly or indirectly, at the date of determination, (x) own at least a majority of the outstanding ownership interests or (y) have the power to elect or direct the election of, or to appoint or approve the appointment of, at least a majority of the directors, trustees or managing members of, or other persons holding similar positions with, such Person.

“Total Assets” means, as of any time, the sum of, without duplication, Undepreciated Real Estate Assets and all other assets, excluding accounts receivable, intangibles, and operating lease assets of ours and our Consolidated Subsidiaries, all determined in accordance with GAAP.

“Total Unencumbered Assets” means, as of any time, the sum of, without duplication, those Undepreciated Real Estate Assets which are not subject to a lien securing Indebtedness and all other assets, excluding accounts receivable and intangibles, of ours and our Consolidated Subsidiaries not subject to a lien securing Indebtedness, all determined in accordance with GAAP; provided, however, that all investments by us or our Consolidated Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other nonconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included.

“Undepreciated Real Estate Assets” means, as of any time, the cost (original cost plus capital improvements) of our real estate assets and the real estate assets of our Consolidated Subsidiaries on such date, and right of use assets associated with financing leases in accordance with GAAP, before depreciation and amortization, all determined in accordance with GAAP; provided, however, that Undepreciated Real Estate Assets shall not include right of use assets associated with operating leases in accordance with GAAP.

“Unsecured Debt” means that portion of the outstanding principal amount of our and our Consolidated Subsidiaries’ Indebtedness, excluding Intercompany Indebtedness, that is not Secured Debt.

“Voting Stock” means, with respect to any Person, any class or series of capital stock of, or other equity interests in, such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of, or to appoint or to approve the appointment of, the directors, trustees or managing members of, or other persons holding similar positions with, such Person.

Reports. So long as any notes are outstanding, the Company and the Operating Partnership will furnish to the trustee such information, documents and other reports, and such summaries thereof, as may be required by Section 314(a) of the Trust Indenture Act of 1939, as amended. In addition, in the event the Operating Partnership is not subject to Section 13 or 15(d) of the Exchange Act, the Operating Partnership will, solely with respect to the notes, within 15 days after each of the respective dates by which the Operating Partnership would have been required to file annual reports, quarterly reports and other documents with the SEC, if it were so subject, (a) file or furnish with the SEC for public availability, (b) post on a website (which may be a password protected website) hosted by the Company and the Operating Partnership or by a third party, which such website shall be made available to holders, or (c) mail or otherwise transmit to holders, in each case within the applicable time period specified above, copies of the annual reports, quarterly reports and other documents that the Operating Partnership would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if it were subject to such Sections.

Pursuant to the indenture, any quarterly or annual report or other information, document or other report that the Operating Partnership or the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act on the SEC’s EDGAR system will be deemed to constitute delivery of such filing to the trustee, and the trustee has no obligation whatsoever to determine whether or not such information, documents, or reports have been so filed.

Merger, Consolidation and Transfer of Assets

The indenture provides that neither we nor the Company, as guarantor, may, in any transaction or series of related transactions, (i) consolidate or amalgamate with or merge into any Person or (ii) sell, assign, transfer, lease or otherwise convey all or substantially all of their respective assets to any Person, in each case, unless:

•

in such transaction or transactions involving us, either (1) we shall be the continuing Person (in the case of a merger) or (2) the successor Person (if other than us) formed by or resulting from the consolidation, amalgamation or merger, or to which such assets shall have been sold, assigned, transferred, leased or otherwise conveyed, (i) is a corporation, limited liability company, partnership or other entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof and (ii) expressly assumes the due and punctual performance and observance of every obligation of the Operating Partnership under the indenture and the debt securities outstanding under the indenture, including the notes;

•

in such transaction or transactions involving the Company, either (1) the Company shall be the continuing Person (in the case of a merger) or (2) the successor Person (if other than the Company) formed by or resulting from the consolidation, amalgamation or merger, or to which such assets shall have been sold, assigned, transferred, leased or otherwise conveyed, (i) is a corporation, limited liability company, partnership or other entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof and (ii) expressly assumes the due and punctual performance and observance of every obligation of the Company under the indenture and its guarantee of the debt securities outstanding under the indenture, including the notes;

•

immediately after giving effect to such transaction or transactions, no Event of Default under the indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the indenture, shall have occurred and be continuing; and

•

the trustee shall have received an officers’ certificate and opinion of counsel from the Operating Partnership or the Company, as applicable, to the effect that all conditions precedent to such transaction or transactions have been satisfied.

If we or the Company, as guarantor, consolidate or amalgamate with or merge into any Person or sell, assign, transfer, lease or otherwise convey substantially all of its assets to any Person, in each case in accordance with the indenture, the successor Person formed by or resulting from the consolidation, amalgamation or merger or to which such sale, assignment, transfer, lease or other conveyance of all or substantially all of our or the Company’s properties and assets, as applicable, is made, will succeed to and be substituted for, and may exercise every right and power, of the Operating Partnership or the Company, as applicable, under the indenture with the same effect as if such successor Person had been named as the Operating Partnership or the Company, as applicable, in the indenture; and thereafter, except in the case of a lease, the Operating Partnership or the Company, as applicable, will be released from all obligations and covenants under the indenture, and, as applicable, the debt securities, including the notes, issued under the indenture or the guarantee of such debt securities.

Events of Default

The indenture provides that the following events are “Events of Default” with respect to the notes:

(1)	default for 30 days in the payment of any interest on the notes;

(2)	default in the payment of any principal of or premium, if any, on, the notes when due, whether at stated maturity, upon redemption or otherwise;

(3)	the guarantee of the Company is not (or is claimed by the Company not to be) in full force and effect with respect to the notes;

(4)

default in the performance, or breach, of any covenant or warranty of the Operating Partnership or the Company, as the case may be, in the indenture or any note not covered elsewhere in this section or in the guarantee of the Company, other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than the notes, which shall not have been remedied for a period of 60 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding;

(5)

default under any bond, debenture, note, mortgage, indenture or instrument with an aggregate principal amount outstanding of at least $50,000,000, which default has resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 30 days after written notice to us as provided in the indenture; or

(6)	specified events of bankruptcy, insolvency, or reorganization with respect to the Operating Partnership or the Company.

See “Description of Debt Securities and Related Guarantees—Events of Default” in the accompanying prospectus for a description of rights, remedies and other matters relating to Events of Default.

Defeasance

The notes will be subject to defeasance and covenant defeasance as set forth in the indenture and described in “Description of Debt Securities and Related Guarantees—Discharge, Defeasance, and Covenant Defeasance” in the accompanying prospectus.

Trustee

U.S. Bank National Association will initially act as the trustee, registrar and paying agent for the notes, subject to replacement at our option.

Book Entry System

The notes will be issued in the form of one or more fully registered global securities (“Global Securities”) that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and registered in the name of DTC’s partnership nominee, Cede & Co. Except under the circumstance described below, the notes will not be issuable in certificated form. Unless and until it is exchanged in whole or in part for the individual notes it represents, a Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depository or any nominee of such successor.

Investors may elect to hold their interest in the Global Securities through either DTC, Clearstream Banking, S.A. (“Clearstream”) or Euroclear Bank SA/NV. (“Euroclear”) if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants though customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear.

DTC has advised us of the following information regarding DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is owned by the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its participants are on file with the SEC.

Purchases of Global Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Global Securities on DTC’s records. The ownership interest of each actual purchaser of each Global Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Global Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Global Securities, except in the event that use of the book-entry system for the Global Securities is discontinued.

To facilitate subsequent transfers, all Global Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Global Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Global Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Global Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Global Securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such Global Securities to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Global Securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Global Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Payments in respect of the Global Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC by wire transfer of immediately available funds. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us or the Trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to Cede & Co. (or such other nominee as requested by an authorized representative of DTC) is our responsibility or that of the Trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the Global Securities at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Global Security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Global Security certificates will be printed and delivered to DTC.

Clearstream. Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

Euroclear. Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions of Euroclear, to the extent received by DTC for Euroclear.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

The information in this section concerning DTC, Clearstream and Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Same-Day Settlement and Payment

The underwriters will settle the notes in immediately available funds. We will make all payments in respect of the notes in immediately available funds.

The notes will trade in DTC’s Same-Day Funds Settlement System until maturity or earlier redemption or until the Notes are issued in certificated form, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds.

Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the notes to or receiving interests in the notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in the notes received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions involving interests in such notes settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. The information in this section concerning DTC, Clearstream and Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

SUPPLEMENTAL FEDERAL INCOME TAX CONSIDERATIONS

The following discussion supplements the discussion contained under the heading “Federal Income Tax Considerations and Consequences of Your Investment” in the accompanying prospectus and supersedes such discussion to the extent inconsistent with such discussion.

Because the following discussion is a summary which, in conjunction with the discussion contained under the heading “Federal Income Tax Considerations and Consequences of Your Investment” in the accompanying prospectus, is intended to address only material federal income tax consequences relating to the ownership and disposition of our debt securities that will apply to all holders, it may not contain all the information which may be important to you. As you review this discussion, you should keep in mind the following:

•	the tax consequences to you may vary depending on your particular tax situation;

•

special rules not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. holder, a trust, an estate, a regulated investment company, a financial institution, an insurance company, or otherwise subject to special tax treatment under the Internal Revenue Code of 1986, as amended, or the “Code”;

•	this summary does not address state, local or non-U.S. tax considerations;

•	this summary deals only with investors that hold shares as “capital assets,” within the meaning of Section 1221 of the Code; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of the debt securities on your tax situation, including any state, local or non-U.S. tax consequences.

The information in this section is based on the current Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service except with respect to the taxpayer to which they are addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not requested and do not plan to request any rulings from the Internal Revenue Service concerning the matters discussed in the following discussion. It is possible the Internal Revenue Service could challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts, and a court could agree with the Internal Revenue Service.

Enactment of CARES Act

On March 27, 2020, legislation intended to support the economy during the COVID-19 pandemic, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), was signed into law. The CARES Act made technical corrections, or temporary modifications, to certain provisions of the comprehensive tax reform legislation commonly known as the “Tax Cuts and Jobs Act,” which was signed into law on December 22, 2017.

For taxable years beginning after December 31, 2017, the Tax Cuts and Jobs Act had limited the net operating loss (“NOL”) deduction to 80% of taxable income (before the deduction) and had generally eliminated NOL carrybacks for individuals and non-REIT corporations (NOL carrybacks did not apply to REITs under prior law). The CARES Act repeals such 80% limitation for taxable years beginning before January 1, 2021. In addition, the CARES Act allows a five-year carryback for NOLs arising in 2018, 2019, or 2020.

The Tax Cuts and Jobs Act had also limited, for taxable years beginning after December 31, 2017, the net interest expense deduction of a business to “business interest income” plus 30% of the sum of adjusted taxable income and certain other amounts. The CARES Act increases such 30% limitation to 50% for taxable years beginning in 2019 or 2020 (with an allocation election required for partnerships for 2019) and permits an entity to elect to use its 2019 adjusted taxable income to calculate the applicable limitation for its 2020 taxable year.

The individual and collective impact of the changes made by the CARES Act on REITs and their security holders are uncertain and may not become evident for some period of time. It is also possible additional legislation could be enacted in the future as a result of the COVID-19 pandemic which may affect the holders of our securities. Prospective investors should consult their tax advisors regarding the implications of the CARES Act on their investment.

Elimination of Acceleration of Income Recognition for Original Issue Discount and Market Discount

On September 5, 2019, the Internal Revenue Service and U.S. Department of Treasury issued proposed regulations, on which taxpayers may rely, excluding original issue discount income and market discount income from the Tax Cuts and Jobs Act rule that otherwise requires that income be recognized no later than the year in which it is taken into account as “revenue” in an “applicable financial statement.”

Elimination of Withholding on Payment of Gross Proceeds

On December 13, 2018, the Internal Revenue Service and the U.S. Department of Treasury issued proposed regulations, which taxpayers may rely on, eliminating Foreign Account Tax Compliance withholding on gross proceeds.

UNDERWRITING – CONFLICTS OF INTEREST

We and the underwriters for the offering named below, for whom Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are acting as representatives, have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally, and not jointly, agreed to purchase the amount of notes indicated in the following table.

Underwriters	Principal Amount of Notes
Deutsche Bank Securities Inc.	$
J.P. Morgan Securities LLC

Total	$

The underwriters are committed to take and pay for all of the notes being offered, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a price that represents a concession not in excess of    % of the principal amount of the notes. The underwriters may allow, and these dealers may re-allow, a concession of not more than    % of the principal amount of the notes to other dealers. After the notes are released for sale, the underwriters may change the offering price and the other selling terms.

The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any national securities exchange or have the notes quoted on any automated dealer quotation system. We have been advised by the underwriters that the underwriters intend to make a market in the notes after the completion of this offering but are not obligated to do so and may discontinue market making at any time without notice to or the consent of existing noteholders. No assurance can be given as to the development, maintenance or liquidity of any trading market for the notes.

In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

The Company and the Operating Partnership have each agreed that it will not offer or sell any United States dollar-denominated debt securities issued or guaranteed by it having a term of more than one year until one day after settlement of the notes without the prior written consent of the representatives.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments they are required to make in respect thereof.

We estimate that our share of the total expenses of this offering, excluding the underwriting discount, will be approximately $         .

Conflicts of Interest

Certain underwriters or their affiliates are lenders under our revolving credit facility and will receive their pro rata portions of any amounts repaid under our revolving credit facility. Certain of the underwriters or their affiliates may receive more than 5% of the net offering proceeds from this offering. In the event that greater than 5% of the net proceeds from this offering are used to repay indebtedness owed to any individual underwriter or its affiliates, this offering will be conducted in accordance with FINRA Rule 5121. In such event, such underwriter or underwriters will not confirm sales of the notes to accounts over which they exercise discretionary authority without the prior written approval of the customer.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain others of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Prohibition of Sales to EEA and United Kingdom Retail Investors

The notes may not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For the purposes of this provision:

(a)    the expression “retail investor” means a person who is one (or more) of the following:

(i)    a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)    a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)    not a qualified investor as defined in the Prospectus Regulation; and

(b)    the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Operating Partnership or the Company.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O and no advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purpose of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (“SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except:

(1) to an Institutional Investor, Accredited Investor, or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law; or

(4) as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification - Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Operating Partnership has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered, sold or advertised, directly or indirectly, in or from Switzerland and will not be listed on the SIX Swiss Exchange Ltd (“SIX”) or on any other stock exchange or regulated trading venue in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations or a listing prospectus within the meaning of the listing rules of SIX or any other exchange or regulated trading venue in Switzerland, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Arab Emirates

This prospectus supplement and the accompanying prospectus have not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE (the “SCA”), the Dubai Financial Services Authority (the “DFSA”), or any other relevant licensing authority in the UAE. The offer of the notes does not constitute a public offer of securities in the UAE in accordance with relevant laws of the UAE, in particular, the Commercial Companies Law, Federal law No. 8 of 1984 (as amended), SCA Resolution No.(37) of 2012 or otherwise. Accordingly, the notes may not be offered to the public in the UAE (including the Dubai International Financial Centre).

This prospectus supplement and the accompanying prospectus are strictly private and confidential and are being issued to a limited number of institutional and individual investors:

•	who qualify as sophisticated investors;

•

upon their request and confirmation that they understand that the notes have not been approved or licensed by or registered with the UAE Central Bank, the SCA, DFSA or any other relevant licensing authorities or governmental agencies in the UAE; and

•	must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose.

Each underwriter represents and warrants that it has not and will not offer, sell, transfer or deliver the notes to the public in the UAE (including the Dubai International Financial Centre).

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”), on the grounds that the offering of the notes in Japan is made as a private placement for a small number of investors as prescribed under Article 2, Paragraph 3, Item 2 (III) of the FIEA.

Accordingly, the notes will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident in Japan, or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except under circumstances which will result in compliance with all applicable laws, regulations and guidelines, including the requirements applicable to such private placement for a small number of investors under the FIEA, under which the notes may be offered to up to 49 offerees in Japan.

Any offeree in Japan shall acknowledge and agree that it does not need any explanation of important matters under the Financial Instruments Sales Act of Japan (Act No. 101 of 2000, as amended).

Subject to the foregoing, the notes may be offered in Japan to qualified institutional investors (as defined in Article 2, Paragraph 3, Item 1 of the FIEA and Article 10 of the Ministerial Ordinance Concerning Definitions provided in Article 2 of the FIEA), with the exclusion from the counting of the 49 offerees above. Any qualified institutional investor who acquired the notes is subject to the resale restriction that such qualified institutional investor cannot further assign the notes to anyone other than another qualified institutional investor(s), and such assignment shall be made with the condition of entry to an agreement setting forth such transfer restriction.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Dentons US LLP, Dallas, Texas, as our securities and tax counsel. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters.

EXPERTS

The consolidated financial statements of American Campus Communities, Inc. appearing in its Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference, in reliance upon such reports given on the authority as experts in accounting and auditing.

The consolidated financial statements of American Campus Communities Operating Partnership LP appearing in its Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference, in reliance upon such reports given on the authority as experts in accounting and auditing.

PROSPECTUS

AMERICAN CAMPUS COMMUNITIES, INC.

Common Stock, Preferred Stock, Warrants and Guarantees

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

Debt Securities

We may offer and sell from time to time, separately or together, shares of common stock of American Campus Communities, Inc., shares of preferred stock of American Campus Communities, Inc., warrants to purchase shares of common stock or preferred stock of American Campus Communities, Inc. and debt securities of American Campus Communities Operating Partnership LP, which may be senior, subordinated or junior subordinated, convertible or non-convertible and which may be fully and unconditionally guaranteed by American Campus Communities, Inc. The preferred stock or warrants may be convertible into or exercisable or exchangeable for common or preferred stock or other of our securities. American Campus Communities, Inc.’s common stock is listed on the New York Stock Exchange and trades under the symbol “ACC.”

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling securityholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement relating to those resales.

This prospectus describes some of the general terms that may apply to the securities that we may offer and sell from time to time. Prospectus supplements will be filed and other offering material may be provided at later dates that will contain specific terms of each issuance of securities.

None of the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities nor passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus and applicable prospectus supplement may be used either in the initial sale of the securities or in resales by selling securityholders.

The date of this prospectus is May 15, 2018.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “ACC,” the “Company,” “we,” “us” and “our” to refer to American Campus Communities, Inc. and its consolidated subsidiaries, including American Campus Communities Operating Partnership LP (the “Operating Partnership”). The Company is the sole member of the sole general partner of the Operating Partnership.

i

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov. Our SEC filings are available on our website at www.americancampus.com. Other information on our website is not incorporated by reference into this prospectus.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and therefore omits some of the information contained in the registration statement. We have also filed exhibits and schedules to the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the information we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings made with the SEC (File No. 1-12110) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the distribution of the securities offered by this prospectus is completed:

•	Annual Report on Form 10-K of American Campus Communities, Inc. and American Campus Communities Operating Partnership LP for the year ended December 31, 2017;

•	Quarterly Report on Form 10-Q of American Campus Communities, Inc. and American Campus Communities Operating Partnership LP for the quarter ended March 31, 2018;

•	Current Reports on Form 8-K of American Campus Communities, Inc. filed with the SEC on March 9, 2018 and May 7, 2018; and

•	The description of American Campus Communities, Inc.’s common stock contained in the Registration Statement of American Campus Communities, Inc. on Form 8-A filed with the SEC on August 4, 2004.

You may request a copy of these filings at no cost by writing or telephoning Investor Relations, at the following address and telephone number:

American Campus Communities, Inc.

12700 Hill Country Blvd., Suite T-200

Austin, Texas 78738

(512) 732-1000

You should rely only on the information incorporated by reference or provided in this prospectus or in the supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the cover of those documents.

RISK FACTORS

Our business is subject to uncertainties and risks and an investment in the securities being offered under this prospectus involves risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other SEC filings before investing in these securities. We may include additional risks related to the securities being offered in the prospectus supplement relating to that offering. It is possible that our business, financial condition, liquidity, results of operations and prospects could be materially adversely affected by any of these risks.

THE COMPANY

We are a fully integrated, self-managed and self-administered equity real estate investment trust, or REIT, with expertise in the acquisition, design, financing, development, construction management, leasing and management of student housing properties. Through our controlling interest in the Operating Partnership, we are one of the largest owners, managers and developers of high quality student housing properties in the United States in terms of beds owned and under management. As of March 31, 2018, our property portfolio contained 171 properties with approximately 104,800 beds. As of March 31, 2018, our property portfolio consisted of 134 owned off-campus student housing properties that are in close proximity to colleges and universities, 32 American Campus Equity (“ACE®”) properties operated under ground/facility leases with 15 university systems and five on-campus participating properties operated under ground/facility leases with the related university systems. Of the 171 properties, 15 were under development as of March 31, 2018, and when completed will consist of a total of approximately 10,100 beds. Our communities contain modern housing units and are supported by a resident assistant system and other student-oriented programming, with many offering resort-style amenities.

Through one of our taxable REIT subsidiaries, we also provide construction management and development services, primarily for student housing properties owned by colleges and universities, charitable foundations, and others. As of March 31, 2018, also through one of our taxable REIT subsidiaries, we provided third-party management and leasing services for 36 properties that represented approximately 29,600 beds. Third-party management and leasing services are typically provided pursuant to management contracts that have initial terms that range from one to five years. As of March 31, 2018, our total owned and third-party managed portfolio included 207 properties with approximately 134,400 beds.

The Operating Partnership is a subsidiary of the Company. The general partner of the Operating Partnership is American Campus Communities Holdings, LLC (“ACC Holdings”), which is a wholly-owned subsidiary of the Company. As of March 31, 2018, ACC Holdings held an ownership interest in the Operating Partnership of less than 1%. The limited partners of the Operating Partnership are the Company and other limited partners consisting of current and former members of management and nonaffiliated third parties. As of March 31, 2018, the Company owned an approximate 99.3% limited partnership interest in the Operating Partnership. As the sole member of ACC Holdings, which is the sole general partner of the Operating Partnership, the Company has exclusive control of the Operating Partnership’s day-to-day management. Management operates the Company and the Operating Partnership as one business. The management of the Company consists of the same members as the management of the Operating Partnership. The Company consolidates the Operating Partnership for financial reporting purposes, and the Company does not have any significant assets other than its investment in the Operating Partnership. Therefore, the assets and liabilities of the Company and the Operating Partnership are the same on their respective financial statements.

Our principal executive offices are located at 12700 Hill Country Blvd., Suite T-200, Austin, Texas 78738, and our telephone number is (512) 732-1000.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus and any supplement that are “forward-looking” in that they do not discuss historical facts, but instead note future expectations, projections, intentions or other items relating to the future. These forward-looking statements include those made in the documents incorporated by reference in this prospectus. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, all of our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	general risks affecting the real estate industry;

•	risks associated with changes in University admission or housing policies;

•	risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments;

•	failure to manage effectively our growth and expansion into new markets or to integrate acquisitions successfully;

•	risks and uncertainties affecting property development and construction;

•	risks associated with downturns in the national and local economies, volatility in capital and credit markets, increases in interest rates, and volatility in the securities markets;

•	costs of compliance with the Americans with Disabilities Act and other similar laws;

•	potential liability for uninsured losses and environmental contamination;

•

risks associated with the Company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and possible adverse changes in tax and environmental laws; and

•	other risks detailed in our other SEC reports or filings.

These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes. Those purposes include the repayment or refinancing of debt, property acquisitions and development in the ordinary course of business, working capital, investment in financing transactions and capital expenditures.

We will describe in the supplement any proposed use of proceeds other than for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

General

Authorized Shares. Our charter provides that we may issue up to 800,000,000 shares of our common stock, $0.01 par value per share, and 200,000,000 shares of preferred stock, $0.01 par value per share. As of May 15, 2018, 136,684,847 shares of common stock and no shares of preferred stock are issued and outstanding.

Authority of Our Board of Directors Relating to Authorized Shares. Our charter authorizes our board of directors to amend our charter to increase or decrease the total number of our authorized shares, or the number of shares of any class or series of capital stock that we have authority to issue, without stockholder approval. Our board of directors also has the authority, under our charter and without stockholder approval, to classify any unissued shares of common or preferred stock into one or more classes or series of stock and to reclassify any previously classified but unissued shares of any series of our common or preferred stock. If, however, there are any laws or stock exchange rules that require us to obtain stockholder approval in order for us to take these actions, we will contact our stockholders to solicit that approval.

We believe that the power to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of common or preferred stock and then issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that may arise in the future. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change of control that would involve a premium price for holders of our common stock or otherwise be favorable to them.

Terms and Conditions of Authorized Shares. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and our charter to set, subject to the provisions of our charter regarding restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. As a result, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control that would involve a premium price for holders of our common stock or otherwise be favorable to them.

Stockholder Liability. Applicable Maryland law provides that our stockholders will not be personally liable for our acts and obligations and that our funds and property will be the only recourse for our acts and obligations.

Common Stock

All shares of our common stock are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding restrictions on transfer of stock, holders of shares of our common stock are entitled to receive distributions on such stock if, as and when authorized by our board of directors out of assets legally available for the payment of distributions, and declared by us, and to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our charter regarding restrictions on transfer of stock, as described in more detail below under “—Restrictions on Transfer,” each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Our bylaws provide that the holders of a majority of the votes cast at a meeting at which directors are to be elected is required to elect a director.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive or other rights to subscribe for any of our securities. Subject to the provisions of our charter regarding the restrictions on transfer of stock, shares of our common stock will have equal dividend, liquidation and other rights.

Preferred Stock

Under our charter, our board of directors may from time to time establish and issue one or more series of preferred stock without stockholder approval. Prior to issuance of shares of each series, our board of directors is required by Maryland law and our charter to establish, subject to the provisions of our charter regarding restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. As of the date hereof, no shares of preferred stock are outstanding and we have no present plans to issue any preferred stock.

Restrictions on Transfer

In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our common stock or more than 9.8% by value of all of our outstanding shares, including both common and preferred stock. We refer to this restriction as the “ownership limit.” A person or entity that becomes subject to the ownership limit by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of our stock, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of our stock.

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our stock (or the acquisition of an interest in an entity that owns, actually or constructively, our stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding stock and thereby subject the stock to the applicable ownership limit.

Our board of directors must waive the ownership limit with respect to a particular person if it:

•

determines that such ownership will not cause any individual’s beneficial ownership of shares of our stock to violate the ownership limit and that any exemption from the ownership limit will not jeopardize our status as a REIT; and

•

determines that such stockholder does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity whose operations are attributed in whole or in part to us) that would cause us to own, actually or constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant or that any such ownership would not cause us to fail to qualify as a REIT under the Code.

As a condition of this waiver, our board of directors may require the applicant to submit such information as the board of directors may reasonably need to make the determinations regarding our REIT status and additionally may require an opinion of counsel or IRS ruling satisfactory to our board of directors, and/or representations or undertakings from the applicant with respect to preserving our REIT status.

In connection with the waiver of the ownership limit or at any other time, our board of directors may increase the ownership limitation for some persons and decrease the ownership limit for all other persons and entities; provided, however, that the decreased ownership limit will not be effective for any person or entity whose percentage ownership in our stock is in excess of such decreased ownership limit until such time as such person or entity’s percentage of our stock equals or falls below the decreased ownership limit, but any further acquisition of our stock in excess of such percentage ownership of our common stock will be in violation of the ownership limit. Additionally, the new ownership limit may not allow five or fewer stockholders to beneficially own more than 50% in value of our outstanding stock.

Our charter provisions further prohibit:

•

any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

•

any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit as permitted by our board of directors, then any such purported transfer will be void and of no force or effect as to that number of shares in excess of the ownership limit (rounded up to the nearest whole share). That number of shares in excess of the ownership limit will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or as otherwise permitted by our board of directors, then our charter provides that the transfer of the excess shares will be void.

Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of our stock at market price, the last reported sales price reported on the NYSE on the trading day immediately preceding the day of the event which resulted in the transfer of such shares of our stock to the trust); and (ii) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or as otherwise permitted by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (i) the price paid by the purported record transferee or owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE on the trading day immediately preceding the relevant date); and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any excess shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares, and may also exercise all voting rights with respect to the excess shares.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

Any beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner must, on request, provide us with a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the applicable Treasury Regulations. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner shall, on request, be required to disclose to us in writing such information as we may request in order to determine the effect, if any, of such stockholder’s actual and constructive ownership of shares of our stock on our status as a REIT and to ensure compliance with the ownership limit, or as otherwise permitted by our board of directors.

All certificates representing shares of our stock bear a legend referring to the restrictions described above.

This ownership limit could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our stock or otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock or common stock. We may issue warrants independently or together with debt securities, preferred stock or common stock or attached to or separate from the offered securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders.

This summary of some of the provisions of the warrants is not complete. You should refer to the provisions of the warrant agreement that will be filed with the SEC as part of the offering of any warrants. To obtain a copy of this document, see “Where You Can Find More Information” in this prospectus.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

The debt securities will be issued in one or more series under an indenture to be entered into among the Operating Partnership, the Company, as guarantor, and U.S. Bank National Association, as trustee. References herein to the “Indenture” refer to such indenture and references to the “Trustee” refer to such trustee or any other trustee for any particular series of debt securities issued under the Indenture. The terms of the debt securities of any series will be those specified in or pursuant to the Indenture and in the applicable debt securities of that series and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description of selected provisions of the Indenture and the debt securities is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the form of the Indenture and the form of the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of the Indenture or the form of the applicable debt securities, see “Where You Can Find More Information” in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Indenture and the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the Indenture.

The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When the debt securities of a particular series are offered for sale, the specific terms of such debt securities will be described in the applicable prospectus supplement. If any particular terms of such debt securities described in a prospectus supplement are inconsistent with any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

The debt securities of each series will constitute the unsecured unsubordinated obligations of the Operating Partnership and will rank on a parity in right of payment with all of its other existing and future unsecured and unsubordinated indebtedness. The Operating Partnership may issue an unlimited principal amount of debt securities under the Indenture. The Indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by the Operating Partnership. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:

•	the title of the series of debt securities;

•	the aggregate principal amount of debt securities of the series and any limit thereon;

•

the date or dates on which the Operating Partnership will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine such date or dates;

•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•	the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

•	the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

•	the terms and conditions, if any, upon which the Operating Partnership is required to, or may, at its option, redeem debt securities of the series;

•	the terms and conditions, if any, upon which the Operating Partnership will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;

•	the terms of any sinking fund or analogous provision;

•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

•	the authorized denominations in which the series of debt securities will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•

the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer and exchange and (3) notices or demands to or upon the Operating Partnership in respect of the debt securities of the series or the Indenture may be served, if different than the corporate trust office of the Trustee;

•

if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the debt securities of the series must be made and the ability, if any, of the Operating Partnership or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies;

•

whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as “Indexed Securities”) and the manner used to determine those amounts;

•	any addition to, modification of, or deletion of, any covenant or Event of Default with respect to debt securities of the series;

•	the identity of the depositary for the global debt securities;

•

the circumstances under which the Operating Partnership will pay Additional Amounts on the debt securities of the series in respect of any tax, assessment, or other governmental charge and whether the Operating Partnership will have the option to redeem such debt securities rather than pay the Additional Amounts;

•	the circumstances under which the Company will pay Additional Amounts on any payment made on the debt securities of the series pursuant to its guarantee of the debt securities of the series; and

•	any other terms of debt securities of the series.

As used in this prospectus, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include Additional Amounts, if any, payable on the debt securities of such series in that context.

The Operating Partnership may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

The terms of the debt securities of any series may be inconsistent with the terms of the debt securities of any other series, and the terms of particular debt securities within any series may be inconsistent with each other. Unless otherwise specified in the applicable prospectus supplement, the Operating Partnership may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Other than to the extent provided with respect to the debt securities of a particular series and described in the applicable prospectus supplement, the Indenture will not contain any provisions that would limit our ability or the ability of the Operating Partnership to incur indebtedness or to substantially reduce or eliminate our consolidated assets, which may have a materially adverse effect on our ability or the ability of the Operating Partnership to service our or the Operating Partnership’s indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

(1)	a highly leveraged or similar transaction involving us, our management, or any affiliate of any of those parties,

(2)	a change of control, or

(3)	a reorganization, restructuring, merger, or similar transaction involving us or our affiliates.

Registration, Transfer, Payment and Paying Agent

Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange at an office of the Operating Partnership or an agent of the Operating Partnership in The City of New York. However, the Operating Partnership, at its option, may make payments of interest on any interest payment date on any debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the Indenture.

Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

Unless otherwise specified in the applicable prospectus supplement, the Operating Partnership will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•	register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•

issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture:

•

the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination,

•

the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance,

•

the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security, and

•

a debt security owned by the Operating Partnership, the Company or any obligor on the debt security or any affiliate of the Operating Partnership, the Company or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

The debt securities of any series may be redeemable at the Operating Partnership’s option or may be subject to mandatory redemption by the Operating Partnership as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by the Operating Partnership at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Guarantees by the Company

The Operating Partnership’s payment obligations under the debt securities will be irrevocably and unconditionally guaranteed on an unsecured and unsubordinated basis by the Company. The guarantee will be the Company’s direct obligation, ranking equally and ratably with all of its existing and future unsecured and unsubordinated obligations, other than obligations mandatorily preferred by law.

Covenants

Any material covenants applicable to the debt securities of the applicable series will be specified in the applicable prospectus supplement.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the Indenture as being:

(1)    default for 30 days in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any debt security of that series;

(2)    default for three Business Days (as defined below) in payment of any principal of or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any debt security of that series when due, whether at maturity, upon redemption, upon repurchase at the option of the holder or otherwise;

(3)    default for three Business Days in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any debt security of that series;

(4)    the guarantee of the Company is not (or is claimed by the Company not to be) in full force and effect with respect to the debt securities of such series;

(5)    default in the performance, or breach, of any covenant or warranty of the Operating Partnership or the Company, as the case may be, in the Indenture or any debt security of that series not covered elsewhere in this section or the guarantee of the Company, other than a covenant or warranty included in the Indenture solely for the benefit of a series of debt securities other than that series, which shall not have been remedied for a period of 90 days after written notice by the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

(6)    specified events of bankruptcy, insolvency, or reorganization with respect to the Operating Partnership or the Company; or

(7)    any other Event of Default established for the debt securities of that series.

As used in this section, unless otherwise specified in the applicable prospectus supplement, “Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The Trustee is required to give notice to holders of the debt securities of the applicable series within 90 days after the Trustee has actual knowledge (as such knowledge is described in the Indenture) of a default relating to such debt securities.

If an Event of Default specified in clause (6) above occurs, then the principal of all the outstanding debt securities and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding debt securities of the applicable series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities such lesser amount as may be specified in the terms of that series of debt securities, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

The Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity or security reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Notwithstanding any other provision of the Indenture, each holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any Additional Amounts on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments and any right to effect such exchange, and this right shall not be impaired without the consent of such holder.

Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity or security satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, provided that the direction would not conflict with any rule or law or with the Indenture or with any series of debt securities, such direction would not be unduly prejudicial to the rights of any other holder of debt securities of that series (or the debt securities of any other series), and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Within 150 days after the close of each fiscal year, the Operating Partnership and the Company, as guarantor, must deliver to the Trustee an officers’ certificate stating whether or not each certifying officer has knowledge of any Event of Default or default which, with notice or lapse of time or both, would become an Event of Default under the Indenture and, if so, specifying each such default and the nature and status thereof; provided that any default that results solely from the taking of an action that would have been permitted but for the continuation of a previous default will be deemed to be cured if such previous default is cured prior to becoming an Event of Default.

Modification, Waivers and Meetings

The Indenture permits the Operating Partnership, the Company, as guarantor, and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the Indenture. However, no modification or amendment shall, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any debt securities, or

•

reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any Additional Amounts with respect to any debt securities or related guarantee, or change the Operating Partnership’s or the Company’s obligation to pay Additional Amounts, or

•	reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security, or

•	adversely affect any right of repayment or repurchase at the option of any holder, or

•	release the Company, as guarantor, from any of its obligations under its guarantee or the Indenture, or

•	change any place where, or the currency in which, any debt securities are payable, or

•	impair the holder’s right to institute suit to enforce the payment of any debt securities on or after their stated maturity, or

•

reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such Indenture or specified defaults under the Indenture and their consequences, or

•	reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities,

The Indenture also contains provisions permitting the Operating Partnership, the Company, as guarantor, and the Trustee, without the consent of the holders of any debt securities, to modify or amend the Indenture, among other things:

•	to add to the Events of Default or covenants in a manner that benefits the holders of all or any series of debt securities issued under the Indenture;

•	to provide for security of debt securities of any series or add guarantees in favor of debt securities of any series;

•	to establish the form or terms of debt securities of any series, and the form of the guarantee of debt securities of any series;

•

to cure any mistake, ambiguity or correct or supplement any provision in the Indenture which may be defective or inconsistent with other provisions in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, or to make any change necessary to comply with any requirement of the SEC in connection with the Indenture under the Trust Indenture Act, in each case which shall not adversely affect the interests of the holders of any series of debt securities;

•

to amend or supplement any provision contained in the Indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision; or

•

to conform the terms of the Indenture, the debt securities of a series or the related guarantee to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of those securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive the Operating Partnership’s or the Company’s compliance with some of the restrictive provisions of the Indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture with respect to the debt securities of that series and its consequences, except a default which is continuing (i) in the payment of the principal of, or premium, if any, or interest, if any, on, the debt securities of that series, or (ii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

The Indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the Trustee, and also, upon the Operating Partnership’s request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of any series. Notice of a meeting must be given in accordance with the provisions of the Indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.

Discharge, Defeasance and Covenant Defeasance

Satisfaction and Discharge

Upon the Operating Partnership’s direction, the Indenture shall cease to be of further effect with respect to the debt securities of any series specified by the Operating Partnership and the related guarantee, subject to the survival of specified provisions of the Indenture, including (unless the accompanying prospectus supplement provides otherwise) the Operating Partnership’s obligation to repurchase such debt securities at the option of the holders thereof, if applicable, and the Operating Partnership’s obligation to pay Additional Amounts in respect of such debt securities to the extent described below, when:

•	either

(A)    all outstanding debt securities of that series have been delivered to the Trustee for cancellation, subject to exceptions, or

(B)    all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and the Operating Partnership has deposited with the Trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by the Operating Partnership, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

•	the Operating Partnership has paid all other sums payable under the Indenture with respect to the debt securities of that series (including amounts payable to the Trustee); and

•

the Trustee has received an officers’ certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the Indenture in respect of the debt securities of such series have been satisfied.

If the debt securities of any series provide for the payment of Additional Amounts, the Operating Partnership will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, the Operating Partnership may elect with respect to the debt securities of the particular series either:

•	to defease and discharge itself and the Company, as guarantor, from any and all obligations with respect to those debt securities (“legal defeasance”), except for, among other things:

(A)    the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below,

(B)    the obligations to register the transfer or exchange of those debt securities,

(C)    the obligation to replace temporary or mutilated, destroyed, lost, or stolen debt securities,

(D)    the obligation to maintain an office or agent of the Operating Partnership in The City of New York, in respect of those debt securities,

(E)    the obligation to hold moneys for payment in respect of those debt securities in trust, and

(F)    the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof, or

•

to be released from its obligations and to release the Company, as guarantor, of its obligations with respect to those debt securities under (A) certain covenants in the Indenture related to the preservation of the rights (charter and statutory), licenses and franchises of the Operating Partnership and the Company and (B) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the Trustee, or other qualifying Trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by the

Operating Partnership, in the exercise of its sole discretion, the Additional Amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments, whether at maturity, upon redemption, upon repayment at the option of the holder or otherwise.

The legal defeasance or covenant defeasance described above shall only be effective if, among other things:

•

it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Operating Partnership or the Company, as guarantor, is a party or is bound;

•	in the case of legal defeasance, the Operating Partnership shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee confirming that:

(A)    the Operating Partnership has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)    since the date of the Indenture, there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•

in the case of covenant defeasance, the Operating Partnership shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

if the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, the Operating Partnership shall have given the Trustee irrevocable instructions to redeem those debt securities on that date;

•

no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to the Operating Partnership or the Company, as guarantor or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

•

the Operating Partnership shall have delivered to the Trustee an officers’ certificate and legal opinion to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been satisfied.

In the event the Operating Partnership effects covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, the Operating Partnership would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Concerning the Trustee

The Indenture provides that there may be more than one Trustee under the Indenture, each with respect to one or more series of debt securities. If there are different Trustees for different series of debt securities, each Trustee will be a Trustee separate and apart from any other Trustee under the Indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of debt securities for which it is the Trustee under the Indenture. Any Trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee.

U.S. Bank National Association is the trustee under the Indenture. We may maintain corporate trust relationships in the ordinary course of business with the Trustee. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of debt securities, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.

Under the Trust Indenture Act, the Indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of the Operating Partnership or the Company, as guarantor, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with the Operating Partnership or the Company. If it acquires any conflicting interest relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.

Jurisdiction; Consent to Jurisdiction; Service of Process

The Company, as guarantor, has irrevocably submitted to the non-exclusive jurisdiction of any federal court of the United States or court of the State of New York, in each case located in the Borough of Manhattan in The City of New York, in respect of any legal action, suit or proceeding against it arising out of, or in connection with, the guarantee or the Indenture. The Company, as guarantor, has irrevocably appointed CT Corporation System acting through its office at 111 8th Avenue, 13th Floor, New York, New York 10011 as its authorized agent for the limited purpose of receiving service of process in any such legal action, suit or proceeding brought in any such court.

Governing Law

The Indenture and the guarantee are, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

Notices

All notices to holders of debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

PLAN OF DISTRIBUTION

We may offer securities directly or through underwriters, dealers or agents. The supplement will identify those underwriters, dealers or agents and will describe the plan of distribution, including commissions to be paid. If we do not name a firm in the supplement, the firm may not directly or indirectly participate in any underwriting of those securities, although it may participate in the distribution of securities under circumstances entitling it to a dealer’s allowance or agent’s commission.

An underwriting agreement will entitle the underwriters to indemnification against specified civil liabilities under the federal securities laws and other laws. The underwriters’ obligations to purchase securities will be subject to specified conditions and generally will require them to purchase all of the securities if any are purchased.

Unless otherwise noted in the supplement, the securities will be offered by the underwriters, if any, when, as and if issued by us, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part.

We may sell securities to dealers, as principals. Those dealers then may resell the securities to the public at varying prices set by those dealers from time to time.

We may also offer securities through agents. Agents generally act on a “best efforts” basis during their appointment, meaning that they are not obligated to purchase securities.

Dealers and agents may be entitled to indemnification as underwriters by us against some liabilities under the federal securities laws and other laws.

We or the underwriters or the agent may solicit offers by institutions approved by us to purchase securities under contracts providing for further payment. Permitted institutions include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. Certain conditions apply to those purchases.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in any activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue those activities at any time.

The supplement or pricing supplement, as applicable, will set forth the anticipated delivery date of the securities being sold at that time.

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the last five fiscal years and the three months ended March 31, 2018 are presented below. We computed our ratios of earnings to fixed charges by dividing earnings by fixed charges. For these purposes, earnings have been calculated by adding fixed charges to income from continuing operations before income taxes. Fixed charges consist of interest costs, the interest portion of rental expense, other than on capital leases, estimated to represent the interest factor in this rental expense, the amortization of debt premiums and discounts, deferred financing charges and preferred distributions of subsidiaries.

Three months ended March 31, 2018	Year ended December 31,
	2017 (1)	2016 (2)	2015 (3)	2014 (4)	2013
1.83	1.58	1.89	2.04	1.50	1.40

(1)

Earnings include a loss from the disposition of real estate of $0.6 million, contractual executive separation and retirement charges incurred in the first and second quarters of 2017 with regard to the retirement of the Company’s former Chief Financial Officer of $4.5 million and real estate impairment charges of $15.3 million. Excluding these amounts, the ratio would have been 1.80.

(2)

Earnings include net gains from the disposition of real estate of $21.2 million, real estate impairment charges of $4.9 million and losses from the early extinguishment of debt of $12.8 million. Excluding these amounts, the ratio would have been 1.86.

(3)

Earnings include net gains from the disposition of real estate of $52.7 million and losses from the early extinguishment of debt of $1.8 million. Excluding these amounts, the ratio would have been 1.56.

(4)	Earnings include losses and impairment charges from the disposition of real estate of $2.8 million. Excluding this amount, the ratio would have been 1.53.

FEDERAL INCOME TAX CONSIDERATIONS AND CONSEQUENCES OF YOUR INVESTMENT

The following discussion summarizes our taxation and the material federal income tax consequences associated with an investment in our securities. The tax treatment of security holders will vary depending upon the holder’s particular situation, and this discussion addresses only holders that hold securities as a capital asset and does not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This section also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the federal income tax laws apply, including:

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	banks and other financial institutions;

•	tax-exempt organizations (except to the limited extent discussed in “—Taxation of Tax-Exempt Holders”);

•	certain insurance companies;

•	persons liable for the alternative minimum tax;

•	persons that hold securities as a hedge against interest rate or currency risks or as part of a straddle or conversion transaction;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “—Taxation of Non-U.S. Holders”); and

•	holders whose functional currency is not the U.S. dollar.

The statements in this section are based on the Code, its legislative history, current and proposed regulations under the Code, published rulings and court decisions. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

On December 22, 2017, legislation commonly referred to as the “Tax Cuts and Jobs Act” was enacted. The Tax Cuts and Jobs Act made significant changes to the U.S. federal income tax rules related to the taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. In addition to reducing corporate and non-corporate tax rates, the Tax Cuts and Jobs Act eliminated and restricted various deductions and limited the ability to utilize net operating losses. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017, and before January 1, 2026. The Tax Cuts and Jobs Act made numerous large and small changes to the tax rules that do not affect REITs directly but may affect our securityholders and may indirectly affect us.

While the changes in the Tax Cuts and Jobs Act generally appear to be favorable with respect to REITs, the extensive changes to non-REIT provisions in the Code may have unanticipated effects on us or our securityholders. Moreover, the process of adopting extensive tax legislation, such as the Tax Cuts and Jobs Act, in a short amount of time without hearings and substantial time for review is likely to have led to drafting errors, issues needing clarification, and unintended consequences that will have to be revisited in subsequent tax legislation. At this point, it is not clear when Congress will address these issues or when the Internal Revenue Service will issue administrative guidance on the changes made in the Tax Cuts and Jobs Act.

Prospective securityholders are urged to consult with their tax advisors with respect to the status of the Tax Cuts and Jobs Act and any other regulatory or administrative developments and proposals and their potential effect on investment in our securities.

This section is not a substitute for careful tax planning. We urge you to consult your tax advisor regarding the specific tax consequences to you of ownership of our securities and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences to you regarding the purchase, ownership and sale of our securities. You should also consult with your tax advisor regarding the impact of potential changes in the applicable tax laws.

Taxation of Our Company

We have elected to be taxed as a REIT under Sections 856 through 860 of Code, commencing with our taxable year ended December 31, 2004.

Dentons US LLP has provided us an opinion that we have been organized and, for the taxable year ended 2004 through the taxable year ended December 31, 2017, we have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our current manner of organization and proposed method of operation should enable us to continue to satisfy the requirements for qualification and taxation as a REIT under the Code for 2018. You should be aware, however, that opinions of counsel are not binding upon the IRS or any court. In providing its opinion, Dentons US LLP is relying, as to certain factual matters, upon the statements and representations contained in certificates provided to Dentons US LLP by us.

Our qualification as a REIT will depend upon our continuing satisfaction of the requirements of the Code relating to qualification for REIT status. Some of these requirements depend upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. Accordingly, while we intend to continue to qualify to be taxed as a REIT, the actual results of our operations for any particular year might not satisfy these requirements. Dentons US LLP will not monitor our compliance with the requirements for REIT qualification on an ongoing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT. See “—Failure to Qualify as a REIT” below.

The sections of the Code relating to qualification and operation as a REIT, and the federal income taxation of a REIT and its stockholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related rules and regulations.

As a REIT, we generally are not subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning shares in a corporation. Our distributions, however, will generally not be eligible for (i) the lower rate of tax applicable to dividends received by an individual from a “C corporation” (as defined below) or (ii) the corporate dividends received deduction. Further, we will be subject to federal tax in the following circumstances:

•	First, we will have to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

•	Second, under certain circumstances, we may have to pay the alternative minimum tax on items of tax preference for taxable years prior to 2018.

•

Third, if we have (a) net income from the sale or other disposition of “foreclosure property,” as defined in the Code, which is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, we will have to pay tax at the highest corporate rate on that income.

•

Fourth, if we have net income from “prohibited transactions,” as defined in the Code, we will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. We do not intend to engage in prohibited transactions. We cannot assure you, however, that we will only make sales that satisfy the requirements of the safe harbor or that the IRS will not successfully assert that one or more of such sales are prohibited transactions.

•

Fifth, if we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under “—Requirements for Qualification,” but we have nonetheless maintained our qualification as a REIT because we have satisfied other requirements necessary to maintain REIT qualification, we will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of our gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of our gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect our profitability.

•

Sixth, if we fail, in more than a de minimis fashion, to satisfy one or more of the asset tests under the REIT provisions of the Code for any quarter of a taxable year, but nonetheless continue to qualify as a REIT because we qualify under certain relief provisions, we will likely be required to pay a tax of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset tests.

•

Seventh, if we fail to satisfy one or more of the requirements for REIT qualification under the REIT provisions of the Code (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements.

•

Eighth, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our real estate investment trust ordinary income for that year, (2) 95% of our real estate investment trust capital gain net income for that year and (3) any undistributed taxable income from prior periods, we would have to pay a 4% excise tax on the excess of that required distribution over the sum of (a) the amount actually distributed plus (b) retained amounts on which corporate tax is paid by us.

•

Ninth, if we acquire any appreciated asset from a C corporation in certain transactions in which we must adopt the basis of the asset or any other property in the hands of the C corporation as our basis of the asset in our hands, and we recognize gain on the disposition of that asset during the five-year period beginning on the date on which we acquired that asset, then we will have to pay tax on the built-in gain at the highest regular corporate rate unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition. In general, a “C corporation” means a corporation that has to pay full corporate-level tax.

•

Tenth, a 100% tax may be imposed on some items of income and expense that are directly or constructively earned or paid in a transaction between us and one of our taxable REIT subsidiaries (as defined under “—Requirements for Qualification”) if and to the extent the IRS successfully adjusts the reported amounts of these items.

•

Eleventh, we may elect to retain and pay tax on our net long-term capital gain. In that case, a shareholder would: (a) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income; (b) be deemed to have paid its proportionate share of the tax we paid on such gain; and (c) be allowed a credit for its proportionate share of the tax deemed to have been paid, with an adjustment made to increase the shareholders’ basis in our shares.

•	Twelfth, income earned by our taxable REIT subsidiaries will be subject to tax at regular rates.

Requirements for Qualification

To qualify as a REIT, we must elect to be treated as a REIT, and we must meet various (a) organizational requirements, (b) gross income tests, (c) asset tests, and (d) annual dividend requirements.

Organizational Requirements

The Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

•	that would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

•	that is neither a financial institution nor an insurance company to which certain provisions of the Code apply;

•	the beneficial ownership of which is held by 100 or more persons;

•

during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, as defined in the Code to also include certain entities; and

•	which meets certain other tests, described below, regarding the nature of its income and assets.

The Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

We expect that we will satisfy the conditions described in the first through the seventh bullet points of the preceding paragraph. In addition, our charter provides for restrictions regarding the ownership and transfer of our capital stock. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points of the preceding paragraph. The ownership and transfer restrictions pertaining to the stock are described earlier in this prospectus under the heading “Description of Capital Stock—Restrictions on Transfer.”

For purposes of determining share ownership under the sixth bullet point, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and the beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the sixth bullet point.

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the capital stock of which is owned by the REIT that does not join with the REIT in making a taxable REIT subsidiary election. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

An unincorporated domestic entity, such as a limited liability company, that has a single owner, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests.

If, as in our case, a REIT is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate capital share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that capital share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets, liabilities and items of income of American Campus Communities Operating Partnership LP, or our “Operating Partnership,” which is our principal asset, will be treated as our assets, liabilities and items of income for purposes of applying the requirements described in this section. In addition, actions taken by the Operating Partnership or any other entity that is either a disregarded entity (including a qualified REIT subsidiary) or partnership in which we own an interest, either directly or through one or more tiers of disregarded entities (including qualified REIT subsidiaries) or partnerships such as the Operating Partnership, can affect our ability to satisfy the REIT income and assets tests and the determination of whether we have net income from prohibited transactions. Accordingly, for purposes of this discussion, when we discuss our actions, income or assets we intend that to include the actions, income or assets of the Operating Partnership or any entity that is either a disregarded entity (including a qualified REIT subsidiary) or partnership for U.S. federal income tax purposes in which we maintain an interest through multiple tiers of disregarded entities (including qualified REIT subsidiaries) or partnerships.

The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships (including partnerships in which we are a partner) and the collection of any tax resulting from such audits or other tax proceedings. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by the Bipartisan Budget Act of 2015 depend in many respects on the promulgation of future regulations or other guidance by the U.S. Department of the Treasury.

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and intend to continue to have a calendar taxable year.

Taxable REIT Subsidiaries

A taxable REIT subsidiary, or a “TRS” is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a taxable REIT subsidiary. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation is also treated as a TRS. A corporation can be a TRS with respect to more than one REIT. We have made a TRS election for American Campus Communities Services, Inc., our taxable REIT subsidiary (the “Services Company”). Additionally, we have made a TRS election with respect to College Park Management TRS, Inc. and GMH Communities Services, Inc.

A TRS is subject to federal income tax at regular corporate rates, and may also be subject to state and local taxation. Any dividends paid or deemed paid by any one of our taxable REIT subsidiaries will also be subject to tax, either (i) to us if we do not pay the dividends received to our stockholders as dividends, or (ii) to our stockholders if we do pay out the dividends received to our stockholders. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the parent REIT’s tenants that are not conducted on an arm’s-length basis. We may hold more than 10% of the stock of a TRS without jeopardizing our qualification as a REIT notwithstanding the rule described below under “—Asset Tests” that generally precludes ownership of more than 10% (by vote or value) of any issuer’s securities. However, as noted below, in order for us to qualify as a REIT, the securities of all of the taxable REIT subsidiaries in which we have invested either directly or indirectly may not represent more than 20% of the total value of our assets. We expect that the aggregate value of all of our interests in taxable REIT subsidiaries will represent less than 20% of the total value of our assets, and will, to the extent necessary, limit the activities of the Services Company or take other actions necessary to satisfy the 25% value limit. We cannot, however, assure that we will always satisfy the 20% value limit or that the IRS will agree with the value we assign to the Services Company and any other TRS in which we own an interest.

A TRS is not permitted to directly or indirectly operate or manage a “lodging facility.” A “lodging facility” is defined as a “hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis.” We believe that our Services Company will not be considered to operate or manage a lodging facility. Although the Services Company is expected to lease certain of our student housing properties on a short term basis during the summer months and occasionally during other times of the year, we believe that such limited short term leasing will not cause the Services Company to be considered to directly or indirectly operate or manage a lodging facility. Our belief in this regard is based in part on Treasury Regulations interpreting similar language applicable to other provisions of the Code. Treasury Regulations or other guidance specifically adopted for purposes of the TRS provisions might take a different approach, and, even absent such guidance, the IRS might take a contrary view. In such an event, we might be forced to change our method of operating the Services Company, which could adversely affect us, or could cause the Services Company to fail to qualify as a TRS, in which event we would likely fail to qualify as a REIT, subject to certain relief provisions, as described above under “—Taxation of Our Company.”

We may engage in activities indirectly through a TRS as necessary or convenient to avoid receiving the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. In particular, we would likely engage in activities through a TRS for providing services that are non-customary and services to unrelated parties (such as our third party development and management services) that might produce income that does not qualify under the gross income tests described below. We might also hold certain properties in the Services Company if we determine that the ownership structure of such properties may produce income that would not qualify for purposes of the REIT income tests described below.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT.

First, at least 75% of our gross income for each taxable year (excluding gross income from prohibited transactions) must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

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interest on debt secured by mortgages on real property, or on interests in real property (including interest on an obligation secured by a mortgage on both real and personal property if the fair market value of the personal property does not exceed 15% of the total fair market value of all the property securing the obligation);

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets; and

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income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year (excluding gross income from prohibited transactions) must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these.

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is generally excluded from both the numerator and the denominator in both income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

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First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales.

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Second, we must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any lessee, referred to as a related party tenant, other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our shares is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person.

We do not own any stock or any assets or net profits of any lessee directly, except that we may lease office or other space to one or more of our taxable REIT subsidiaries. We believe that each of the leases will conform with normal business practice, contain arm’s-length terms and that the rent payable under those leases should be treated as rents from real property for purposes of the 75% and 95% gross income tests. However, there can be no assurance that the IRS will not successfully assert a contrary position or that a change in circumstances will not cause a portion of the rent payable under the leases to fail to qualify as “rents from real property.” If such failures were in sufficient amounts, we might not be able to satisfy either of the 75% or 95% gross income tests and could lose our REIT status. In addition, if the IRS successfully reapportions or reallocates items of income, deduction, and credit among and between us and our TRS under the leases or any intercompany transaction because it determines that doing so is necessary to prevent the evasion of taxes or to clearly reflect income, we could be subject to a 100% excise tax on those amounts.

Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. If we receive rent from a TRS, we will seek to comply with this exception. Whether rents paid by our TRS are substantially comparable to rents paid by our other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a controlled TRS is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled TRS” is a TRS in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS.

•	Third, the rent attributable to the personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease.

The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each of our leases, we believe that the personal property ratio generally is less than 15%. Where that is not, or may in the future not be, the case, we believe that any income attributable to personal property should not jeopardize our ability to qualify as a REIT.

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Fourth, we cannot furnish or render noncustomary services to the tenants of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the stock of one or more taxable REIT subsidiaries, which may provide noncustomary services to our tenants without tainting our rents from the related properties.

We do not intend to perform any services other than customary ones for our lessees, other than services provided through independent contractors or taxable REIT subsidiaries. If a portion of the rent we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. If rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we could lose our REIT status. By contrast, in the following circumstances, none of the rent from a lease of property would qualify as “rents from real property” if: (1) the rent is considered based on the income or profits of the lessee; (2) the lessee is a related party tenant or fails to qualify for the exception to the related-party tenant rule for qualifying taxable REIT subsidiaries; or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS and our income from the services exceeds 1% of our income from the related property.

Tenants may be required to pay, besides base rent, reimbursements for certain amounts we are obligated to pay to third parties (such as utility and telephone companies), penalties for nonpayment or late payment of rent, lease application or administrative fees. We believe that these and other similar payments should qualify as “rents from real property.”

Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, in the case of a shared appreciation mortgage, any additional interest received on a sale of the secured property will be treated as gain from the sale of the secured property.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all of the facts and circumstances of the particular transaction. There is a safe harbor from such treatment, under which we will not be subject to the 100% tax with respect to a sale of property if (i) the property has been held for at least two years for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property, and (iii) we either (a) have seven or fewer sales of property (excluding certain property obtained through foreclosure and other than certain involuntary conversions) in the year of sale or (b) (x) substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom we derive no income or through a taxable REIT subsidiary, and (y) at least one of the following criteria is met, in each case excluding sales of foreclosure property and involuntary conversions:

•	the aggregate adjusted bases of property sold during the year of sale is 10% or less of the aggregate adjusted bases of all our assets as of the beginning of the taxable year;

•	the aggregate fair market value of property sold during the year of sale is 10% or less of the aggregate fair market value of all our assets as of the beginning of the taxable year;

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the aggregate adjusted bases of property sold during the year of sale is 20% or less of the aggregate adjusted bases of all of our assets as of the beginning of the taxable year, and the aggregate adjusted bases of property sold during the year of sale and the two preceding years is 10% or less of the sum of the aggregate adjusted bases of all of our assets on the first day of the year of sale and the two preceding years; or

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the aggregate fair market value of property sold during the year of sale is 20% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year, and the aggregate fair market value of property sold during the year of sale and the two preceding years is 10% or less of the sum of the aggregate fair market value of all of our assets on the first day of the year of sale and the two preceding years.

The sale of more than one property to a buyer as part of one transaction constitutes one sale for purposes of this safe harbor. We may from time to time sell some of our properties. To the extent possible, we will attempt to comply with the terms of the safe harbor provisions. However, not all of the properties may qualify for the safe harbor. In the absence of the safe harbor, whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. Although we believe that none of the properties that we sell will be held primarily for sale in the ordinary course of business, the IRS may successfully take a contrary position and characterize some or all of these sales of property as prohibited transactions.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on certain income from foreclosure property. We do not own any foreclosure properties and do not expect to own any foreclosure properties in the future. This would only change in the future if we were to make loans to third parties secured by real property.

Hedging Transactions. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided that we satisfy the identification requirements discussed below. A “hedging transaction” means (i) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred to acquire or carry real estate assets and (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). If we have entered into a hedging transaction and a portion of the hedged indebtedness or property is disposed of and in connection with such extinguishment or disposition we enter into a new “clearly identified” hedging transaction (a “Counteracting Hedge”), income from the applicable hedge and income from the Counteracting Hedge (including gain from the disposition of such Counteracting Hedge) will not be treated as gross income for purposes of the 95% and 75% gross income tests. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. Since the financial markets continually introduce new and innovative instruments related to risk-sharing or trading, it is not entirely clear which such instruments will generate income and which will be considered qualifying income for purposes of the gross income tests. We intend to structure any hedging or similar transactions so as not to jeopardize our status as a REIT.

Failure to Satisfy Gross Income Tests

If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet the income tests was due to reasonable cause and not due to willful neglect; and

•	we file a description of each item of our gross income in accordance with applicable Treasury Regulations.

We cannot with certainty predict whether any failure to meet these tests will qualify for the relief provisions. As discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year:

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First, at least 75% of the value of our total assets must consist of: (a) cash or cash items, including certain receivables, (b) government securities, (c) real estate assets, including interests in real property, leaseholds and options to acquire real property and leaseholds, (d) interests in mortgages on real property (including an interest in an obligation secured by a mortgage on both real property and personal property if the fair market value of the personal property does not exceed 15% of the total fair market value of all the property securing the obligation) or on interests in real property, (e) stock in other REITs, (f) debt instruments issued by publicly offered REITs (i.e., REITs which are required to file annual and periodic reports with the SEC under the Exchange Act), (g) personal property leased in connection with real property to the extent that rents attributable to such personal property do not exceed 15% of the total rent received under the lease and are treated as “rents from real property,” and (h) investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five year term;

•	Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets;

•	Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities;

•	Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries;

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Fifth, no more than 25% of the value of our total assets may consist of the securities of taxable REIT subsidiaries and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test; and

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Sixth, no more than 25% of our total assets may consist of debt instruments issued by publicly offered REITs that qualify as “real estate assets” only because of the express inclusion of “debt instruments issued by publicly offered REITs” in the definition.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” generally does not include debt securities issued by a partnership to the extent of our interest as a partner of the partnership or if at least 75% of the partnership’s gross income (excluding income from prohibited transactions) is qualifying income for purposes of the 75% gross income test. In addition, “straight debt” and certain other instruments are not treated as “securities” for purposes of the 10% value test.

Failure to Satisfy the Asset Tests

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we fail to satisfy one or more of the asset tests for any quarter of a taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. For example, there are relief provisions that are generally available for failures of the 5% asset test and the 10% asset tests if the failure is due to the ownership of assets that do not exceed the lesser of 1% of our total assets or $10 million, and the failure is corrected within six months following the quarter in which it was discovered. Additionally, there are provisions that allow a REIT that fails one or more of the asset requirements to maintain its qualification as a REIT if the failure is due to reasonable cause and not due to willful neglect, we file a schedule with a description of each asset causing the failure in accordance with Treasury Regulations, the failure is corrected within 6 months following the quarter in which it was discovered, and we pay a tax consisting of the greater of $50,000 per failure and a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset test. We may not qualify for the relief provisions in all circumstances.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends, to our stockholders in an aggregate amount not less than: the sum of (a) 90% of our “REIT taxable income,” computed without regard to the dividends-paid deduction or our net capital gain or loss, and (b) 90% of our after-tax net income, if any, from foreclosure property, minus the sum of certain items of non-cash income.

We must pay such dividends in the taxable year to which they relate, or in the following taxable year if we declare the dividend before we timely file our federal income tax return for the year and pay the dividend on or before the first regular dividend payment date after such declaration. In addition, if we declare a dividend in October, November or December of a taxable year, such dividend is payable to stockholders of record on a specified date in any such month and such dividend is actually paid before the end of the January of the following year, such dividend will be treated as both paid by us and received by our stockholders on December 31 of the year in which it was declared.

In order to be taken into account for purposes of our distribution requirement, unless we qualify as a “publicly offered REIT,” the amount distributed must not be preferential (i.e., every shareholder of the class of stock to which a distribution is made must be treated the same as every other shareholder of that class, and no class of stock may be treated other than according to its dividend rights as a class). We believe that we are, and expect we will continue to be, a “publicly offered REIT.”

To the extent that we do not distribute all of our net capital gains or distribute at least 90%, but less than 100%, of our real estate investment trust taxable income, as adjusted, we will have to pay tax on those amounts at regular ordinary and capital gains corporate tax rates. Furthermore, if we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for that year, (b) 95% of our capital gain net income for that year, and (c) any undistributed taxable income from prior periods, we would have to pay a 4% nondeductible excise tax on the excess of the required dividend over the amounts actually distributed.

We may elect to retain and pay income tax on the net long-term capital gains we receive in a taxable year. See “—Taxation of Taxable U.S. Holders.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely dividends sufficient to satisfy the annual dividend requirements and to avoid corporate income tax and the 4% excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gains attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred shares or pay dividends in the form of taxable stock dividends.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirements for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest and penalties based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid paying a penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of the outstanding common stock. We have complied and intend to continue to comply with these requirements.

Accounting Period

In order to elect to be taxed as a REIT, we must use a calendar year accounting period. We will use the calendar year as our accounting period for federal income tax purposes for each and every year we intend to operate as a REIT.

Failure to Qualify as a REIT

If we failed to qualify as a REIT in any taxable year and no relief provision applied, we would have the following consequences. We would be subject to federal income tax and any applicable alternative minimum tax (for taxable years prior to 2018) at rates applicable to regular C corporations on our taxable income, determined without reduction for amounts distributed to stockholders. We would not be required to make any distributions to stockholders, and any dividends to stockholders would be taxable as ordinary income to the extent of our current and accumulated earnings and profits. Corporate stockholders could be eligible for a dividends-received deduction if certain conditions are satisfied. Unless we qualified for relief under specific statutory provisions, we would not be permitted to elect taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We might not be entitled to the statutory relief described in this paragraph in all circumstances.

Relief From Certain Failures of the REIT Qualification Provisions

If we fail to satisfy one or more of the requirements for REIT qualification (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements. We may not qualify for this relief provision in all circumstances.

Taxation of Taxable U.S. Holders

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of securities that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the U.S.;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of U.S., any State thereof or the District of Columbia;

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a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our securities, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our securities.

As long as we qualify as a REIT, distributions made by us out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to our taxable U.S. holders as ordinary income. Individuals receiving “qualified dividends” from domestic and certain qualifying foreign subchapter C corporations may be entitled to lower rates on dividends provided certain holding period requirements are met. However, individuals receiving dividend distributions from us, a REIT, will generally not be eligible for such lower rates on dividends except with respect to the portion of any distribution which (a) represents dividends being passed through to us from a corporation in which we own shares (but only if such dividends would be eligible for the lower rates on dividends if paid by the corporation to its individual stockholders), including dividends from our TRS, (b) is equal to our REIT taxable income (taking into account the dividends paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) are attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. The lower rates will apply only to the extent we designate a distribution as qualified dividend income in a written notice to you. For taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate U.S. holders will be entitled to deduct 20% of ordinary REIT dividends they receive from us. Individual taxable U.S. holders should consult their own tax advisors to determine the impact of these provisions. Distributions made by us will not be eligible for the dividends received deduction in the case of taxable U.S. holders that are corporations. Dividends made by us that we properly designate as capital gain dividends will be taxable to taxable U.S. holders as gain from the sale of a capital asset held for more than one year, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a taxable U.S. holders has held its common stock. Thus, with certain limitations, capital gain dividends received by an individual taxable U.S. holder may be eligible for preferential rates of taxation. Dividends designated as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. Taxable U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gains on the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

To the extent that we pay dividends, not designated as capital gain dividends, in excess of our current and accumulated earnings and profits, these dividends will be treated first as a tax-free return of capital to each taxable U.S. holder. Thus, these dividends will reduce the adjusted basis which the taxable U.S. holder has in our stock for tax purposes by the amount of the dividend, but not below zero. Dividends in excess of a taxable U.S. holder’s adjusted basis in its common stock will be taxable as capital gains, provided that the stock is held as a capital asset.

Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

We may elect to retain, rather than distribute, all or a portion of our net long-term capital gains and pay the tax on such gains. If we make such an election, we will designate amounts as undistributed capital gains in respect of your shares or beneficial interests by written notice to you which we will mail out to you with our annual report or at any time within 60 days after December 31 of any year. When we make such an election, taxable U.S. holders holding common stock at the close of our taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of our taxable year falls, the amount that we designate in a written notice mailed to our stockholders. We may not designate amounts in excess of our undistributed net capital gain for the taxable year. Each taxable U.S. holder required to include the designated amount in determining the holder’s long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by us in respect of such U.S. holder’s share of our undistributed net capital gains. Taxable U.S. holders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. Taxable U.S. holders will increase their basis in their stock by the difference between the amount of the includible gains and the tax deemed paid by the stockholder in respect of these gains.

Dividends made by us and gain arising from a taxable U.S. holder’s sale or exchange of our stock will not be treated as passive activity income. As a result, taxable U.S. holders generally will not be able to apply any passive losses against that income or gain.

When a taxable U.S. holder sells or otherwise disposes of our securities, the holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the holder’s adjusted basis in the security for tax purposes. This gain or loss will be capital gain or loss if the U.S. holder has held the security as a capital asset. The gain or loss will be long-term gain or loss if the U.S. holder has held the security for more than one year. Long-term capital gains of an individual taxable U.S. holder are generally taxed at preferential rates. Any gain recognized by an individual stockholder on the sale of our securities held for less than one year will be taxed at ordinary income rates. The characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum of $3,000 annually. A non-corporate taxpayer may carry unused capital losses forward indefinitely. A corporate taxpayer must pay tax on its net capital gains at corporate ordinary-income rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years. In general, any loss recognized by a taxable U.S. holder when the holder sells or otherwise disposes of our securities that the holder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of dividends received by the holder from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us

A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits at ordinary income rates unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. holder;

•	results in a “complete termination” of the U.S. holder’s stock interest in us; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. holder’s adjusted basis in the redeemed or repurchased shares of the stock for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If a redemption or repurchase of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange.

Conversion of Preferred Stock

Except as provided below, (i) a U.S. holder generally will not recognize gain or loss upon the conversion of our preferred stock into our common stock, and (ii) a U.S. holder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our common stock received in a conversion that is attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. holder has held the preferred stock for more than one year at the time of conversion. U.S. holders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of preferred stock for cash or other property.

3.8% Medicare Tax

Certain U.S. holders who are individuals, estates or trusts are required to pay a 3.8% Medicare tax on, among other things, dividends, interest on and capital gains from the sale or other disposition of our stock or our debt obligations, subject to certain exceptions. Prospective investors are urged to consult their tax advisors regarding the effect of this tax on an investment in our securities.

Information Reporting Requirements and Backup Withholding

We will report to our holders of our debt securities and stock and to the IRS the amount of interest or dividends we pay during each calendar year and the amount of tax we withhold, if any. Information returns may also be filed with the IRS in connection with the proceeds of a sale or other disposition of our debt or our stock. A holder may be subject to backup withholding with respect to interest or dividends unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. The amount of any backup withholding from a payment generally will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS. . In addition, we may be required to withhold a portion of capital gain dividends to any holders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. holders, see “—Taxation of Non-U.S. Holders” and “Taxation of Debt Securities — Non-U.S. Holders.”

Taxation of Tax-Exempt Holders

Amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Provided that a tax-exempt holder is not one of the types of entity described in the next paragraph and has not held its stock as “debt financed property” within the meaning of the Code, and the stock is not otherwise used in a trade or business, the dividend income from the stock will not be unrelated business taxable income to a tax-exempt stockholder. Similarly, income from the sale of stock will not constitute unrelated business taxable income unless the tax-exempt holder has held the stock as “debt financed property” within the meaning of the Code or has used the stock in a trade or business.

Income from an investment in our securities will constitute unrelated business taxable income for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under the applicable subsections of Section 501(c) of the Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its securities. Prospective investors of the types described in the preceding sentence should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the foregoing, however, a portion of the dividends paid by a “pension-held REIT” will be treated as unrelated business taxable income to any trust which:

•	is described in Section 401(a) of the Code;

•	is tax-exempt under Section 501(a) of the Code; and

•	holds more than 10% (by value) of the equity interests in the REIT.

Tax-exempt pension, profit-sharing and stock bonus funds that are described in Section 401(a) of the Code are referred to below as “qualified trusts.” A REIT is a “pension-held REIT” if:

•

it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts will be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust (rather than by the trust itself); and

•

either (a) at least one qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each of which owns more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% by value of the interests in the REIT.

The percentage of any REIT dividend treated as unrelated business taxable income to a qualifying trust is equal to the ratio of (a) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of the REIT, less direct expenses related to the total gross income. We do not expect to be classified as a pension-held REIT, but this cannot be guaranteed.

The rules described above in “—Taxation of Taxable U.S. Holders” concerning the inclusion of our designated undistributed net capital gains in the income of our stockholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.

Taxation of Non-U.S. Holders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of common stock, including any reporting requirements.

Ordinary Dividends. Dividends, other than dividends that are treated as attributable to gain from sales or exchanges by us of U.S. real property interests, as discussed below, and other than dividends designated by us as capital gain dividends, will generally be treated as ordinary income to the extent that they are made out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). A withholding tax equal to 30% of the gross amount of the dividend will ordinarily apply to dividends of this kind to non-U.S. holders, unless an applicable income tax treaty reduces that tax. However, if income from an investment in our stock is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. holder maintains in the U.S. (if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. holder to U.S. taxation on a net income basis), tax at graduated rates will generally apply to the non-U.S. holder in the same manner as U.S. holders are taxed with respect to dividends, and the 30% branch profits tax may also apply if the stockholder is a foreign corporation. We expect to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. holder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate (ordinarily, IRS Form W-8 BEN) is filed with us or the appropriate withholding agent or (b) the non-U.S. holder files an IRS Form W-8 ECI or a successor form with us or the appropriate withholding agent claiming that the dividends are effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business.

Return of Capital. Distributions in excess of our current and accumulated earnings and profits, which are not treated as attributable to the gain from our disposition of a U.S. real property interest, will not be taxable to a non-U.S. holder to the extent that they do not exceed the adjusted basis of the non-U.S. holder’s stock. Distributions of this kind will instead reduce the adjusted basis of the stock. To the extent that distributions of this kind exceed the adjusted basis of a non-U.S. holder’s stock, they will give rise to tax liability if the non-U.S. holder otherwise would have to pay tax on any gain from the sale or disposition of its stock, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. However, the non-U.S. holder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current accumulated earnings and profits.

Capital Gain Dividends. For any year in which we qualify as a REIT, dividends that are attributable to gain from sales or exchanges by us of U.S. real property interests (whether or not designated as capital gain dividends) will be taxed to a non-U.S. holder under the provisions of the Foreign Investment in Real Property Tax

Act of 1980, as amended. Under this statute, these dividends are taxed to a non-U.S. holder as if the gain were effectively connected with a U.S. business. Thus, non-U.S. holders will be taxed on the dividends at the normal capital gain rates applicable to U.S. holders, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of non-U.S. holders that are individuals. We will be required to withhold and to remit to the IRS 21% of the amount of any distributions paid by us to a non-U.S. holder that is designated as a capital gain dividend, or, if greater, 21% of the amount of any distributions paid by us to the non-U.S. holder that is permitted to be designated as a capital gain dividend, in either case, unless a lower treaty rate is applicable. If we designate a prior distribution as a capital gain dividend, we may be required to do “catch-up” on subsequent distributions to achieve the correct withholding. The amount withheld will be creditable against the non-U.S. holder’s U.S. federal income tax liability.

Income from a distribution paid by a REIT to a non-U.S. holder with respect to any class of stock which is regularly traded on an established securities market located in the United States, however, generally should not be subject to taxation under the Foreign Investment in Real Property Tax Act of 1980, as amended, and therefore, will not be subject to the rates applicable to U.S. holders or to the 21% U.S. withholding tax described above, but only if the non-U.S. holder does not own more than 10% of the class of stock at any time during the one-year period ending on the date of the distribution. Instead, this income will be treated as ordinary dividend distributions, generally subject to withholding at the 30% rate or lower treaty rate discussed above. We expect the shares of our common stock to be regularly traded on a market that we believe qualifies as an established securities market located in the United States. Thus, income from distributions paid by us to non-U.S. holders who do not own more than 10% of the shares of our common stock generally should not be subject to taxation under the Foreign Investment in Real Property Tax Act of 1980, as amended, or the corresponding 21% withholding tax, but rather, income from distributions paid by us to such a non-U.S. holder that is attributable to gain from the sale or exchange of USRPIs should be treated as ordinary dividend distributions.

The treatment of income from distributions paid by us to a non-U.S. holder that we designate as capital gain dividends, other than distributions attributable to income arising from the disposition of a U.S. real property interest, is not clear. One example of such a scenario would be a distribution attributable to income from a disposition of non-U.S. real property. Such income may be (i) generally exempt from U.S. federal taxation or tax withholding, (ii) treated as a distribution that is neither attributable to gain from the sale or exchange of U.S. real property interests nor designated by us as capital gain dividends (described above) or (iii) under one interpretation of the Treasury Regulations under the Foreign Investment in Real Property Tax Act of 1980, as amended, subject to withholding at a 21% rate.

If capital gain dividends, other than those arising from the disposition of a U.S. real property interest, were to be exempt from U.S. federal taxation or tax withholding, a non-U.S. holder should generally not be subject to U.S. federal taxation on such distributions unless: (1) the investment in the non-U.S. holder’s shares of our stock is treated as effectively connected with the holder’s United States trade or business (and, if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), in which case the holder will be subject to the same treatment as U.S. holders with respect to the gain, except that a non-U.S. holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed under “—Ordinary Dividends” above; or (2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

It is possible that a distribution paid by us to a non-U.S. holder that is attributable to gain from the sale or exchange of property (i.e., a capital gain dividend) that is not a U.S. real property interest may be subject to withholding under Treasury Regulations §1.1445-8, subjecting such distribution to a 21% withholding tax. In addition, it is possible that a distribution attributable to such a disposition could be treated as a dividend subject to 30% withholding on ordinary dividend distributions. Currently, we do not believe that either of these characterizations is the correct interpretation of the Treasury Regulations and we may take the position that such distributions are generally exempt from U.S. federal taxation and tax withholding. However, even if we ultimately decide to take such a position, there can be no assurance that the IRS will agree with us. Even if we withhold amounts from such a distribution, the recipient of the distribution may be entitled to a refund from the IRS or other taxing authority with respect to some or all of the amount withheld. Non-U.S. holders should discuss the consequences of any withholding on capital gains distributions not attributable to a disposition of a U.S. real property interest with their tax advisors.

Sale of Our Stock. A non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized upon a sale or other disposition of our stock unless the shares constitute a U.S. real property interest (which determination generally includes a five-year look-back period), within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended. An interest in shares of any U.S. corporation is presumed to be a U.S. real property interest unless an exception from such status under the Foreign Investment in Real Property Tax Act of 1980, as amended, applies. One such exception is for shares of a “domestically controlled REIT.” Shares of our stock will not constitute a U.S. real property interest if we are a domestically controlled REIT. A domestically controlled REIT includes a REIT less than 50% in value of the shares of which is and was held directly or indirectly by foreign persons at all times during a specified testing period. Although we believe that we will be a domestically controlled REIT, and, therefore, that taxation under the Foreign Investment in Real Property Tax Act of 1980, as amended, generally should not apply to the sale of our stock, because our stock is publicly traded, no assurance can be given that we will qualify as a domestically controlled REIT at any time in the future.

We expect the shares of our common stock to be regularly traded on an established securities market. Thus, even if we were not a domestically controlled REIT, tax under the Foreign Investment in Real Property Tax Act of 1980, as amended, would apply to a non-U.S. holder’s sale of common stock only if the selling non-U.S. holder owned more than 10% of the class of common stock sold at any time during a specified period. This period is generally the shorter of the period that the non-U.S. holder owned the common stock sold or the five-year period ending on the date when the stockholder disposed of the common stock. If tax under this statute applies to the gain on the sale of our stock, the same treatment would apply to the non-U.S. holder as to U.S. holders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In addition, if at the time of the sale or exchange of shares of our stock by a non-U.S. holder, the shares are not regularly traded on an established securities market, then the purchaser of the shares of our stock will be required to withhold and remit an amount equal to 15% of the purchase price to the IRS.

Notwithstanding the foregoing, gain on sale of our stock to which the Foreign Investment in Real Property Tax Act of 1980, as amended, does not apply will be taxable to a non-U.S. holder if investment in the stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business or is attributable to a permanent establishment that the non-U.S. holder maintains in the U.S. (if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. holders to U.S. taxation on a net income basis). In this case, the same treatment will apply to the non-U.S. holder as to a U.S. holder with respect to the gain. In addition, gain to which the Foreign Investment in Real Property Tax Act of 1980, as amended, does not apply will be taxable to a non-U.S. holder if the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year in which the sale occurred and certain other conditions are met. In this case, a 30% tax will apply to the nonresident alien individual’s capital gains.

Conversion of Preferred Stock. So long as our preferred stock does not constitute a United States real property interest, the tax consequences to a non-U.S. holder of the conversion of preferred stock into common stock will generally be the same as those described above for a U.S. holder in “—Taxation of Taxable U.S. Holders—Conversion of Preferred Stock.” The conversion of our preferred stock into common stock may be a taxable exchange for a non-U.S. holder if the preferred stock constitutes a United States real property interest. Even if our preferred stock does constitute a United States real property interest, provided our common stock also constitutes a United States real property interest, a non-U.S. holder generally will not recognize gain or loss upon a conversion of our preferred stock into our common stock so long as certain reporting requirements are satisfied. If our preferred stock does constitute a United States real property interest and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of preferred stock for common stock. Such a deemed taxable exchange will be subject to tax at the rate of tax, including any applicable capital gains rates, that would apply to a domestic holder of the same type (e.g., an individual or a corporation, as the case may be) on the excess, if any, of the fair market value of such non-U.S. holder’s common stock received over such non-U.S. holder’s adjusted basis in its preferred stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common stock (10% for dispositions occurring before February 17, 2016). It is not currently anticipated that our capital stock will constitute a United States real property interest. However, we cannot assure you that our capital stock will not become a United States real property interest. Non-U.S. holders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of preferred stock for cash or other property.

Redemption of Preferred Stock. For a discussion of the treatment of a redemption of our preferred stock for a non-U.S. holder, see “—Taxation of Taxable U.S. Holders—Redemption or Repurchase by Us.”

Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under the Foreign Investment in Real Property Tax Act of 1980, as amended. In addition, a sale of our shares by a “qualified foreign pension fund” which holds such shares directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under the Foreign Investment in Real Property Tax Act of 1980, as amended. Non-U.S. holders are urged to consult their own tax advisors regarding the applicability of these rules to their particular investment in our shares.

Backup Withholding and Information Reporting

A non-U.S. holder may be subject to the U.S. information reporting and backup withholding in connection with dividends on our stock and the proceeds of a sale or other disposition of our stock unless the non-U.S. holder complies with certification procedures to establish that it is not a United States person. The certification requirements generally will be satisfied if the non-U.S. holder provides the applicable withholding agent with a statement on IRS Form W-8BEN (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, stating, among other things, that such non-U.S. holder is not a United States person (within the meaning of the Code). Applicable Treasury Regulations provide alternative methods for satisfying this requirement. In addition, the amount of dividends on our stock paid to a non-U.S. holder, and the amount of any U.S. federal tax withheld therefrom, must be annually reported to the IRS and the holder. This information may be made available by the IRS under the provisions of an applicable tax treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

Payment of the proceeds of the sale or other disposition of our stock to or through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting requirements, but not backup withholding, unless the non-U.S. holder certifies under penalties of perjury that it is not a United States person or an exemption otherwise applies. Payments of the proceeds of a sale or other disposition of our stock to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the non-U.S. holder certifies under penalties of perjury that it is not a United States person or otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment generally will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Tax Aspects of Our Investments in the Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investment in the Operating Partnership and any subsidiary partnerships or limited liability companies we form or acquire, each individually referred to as a Partnership and, collectively, as Partnerships. The following discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships

We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or partners will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly traded” partnership.

Under the check-the-box regulations, an unincorporated business entity with at least two owners or partners may elect to be classified either as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes.

We intend that each partnership in which we own an interest will be classified as a partnership for federal income tax purposes (or else a disregarded entity where there are not at least two separate beneficial owners).

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership is generally treated as a corporation for federal income tax purposes, but will not be so treated for any taxable year for which at least 90% of the partnership’s gross income consists of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”). Treasury Regulations provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors, known as the private placement exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. For the determination of the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in the partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership, and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation.

We expect that each partnership we own an interest in will qualify for the private placement exclusion, one of the other safe harbors from treatment as a publicly traded partnership, and/or will satisfy the 90% passive income exception.

Income Taxation of the Partnerships and Their Partners

We own approximately 99% of the interests in the Operating Partnership and certain subsidiary partnerships. Entities (other than TRSs) in which we own 100% of the interests (directly or through other disregarded entities) will be treated as disregarded entities. In addition we may hold interests in partnerships or limited liability companies that are not disregarded entities (a “Partnership” or collectively, the “Partnerships”).

Partners, Not the Partnerships, Subject to Tax

A Partnership is not a taxable entity for federal income tax purposes. We will therefore take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership.

Partnership Allocations

Although a partnership agreement generally will determine the allocation of income and losses among partners, allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the Partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Conversely, our share of any Partnership gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction subject to a 100% tax to us. Income from a prohibited transaction may have an adverse effect on our ability to satisfy the gross income tests for REIT status. See “—Requirements for Qualification.” We do not presently intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our, or the Partnership’s, trade or business.

State and Local Taxes

We and/or our securityholders may be subject to taxation by various states and localities, including those in which we or a holder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, holders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in our securities.

Taxation of Debt Securities

The following summary describes certain material United States federal income tax consequences of acquiring, owning and disposing of debt securities issued by the Operating Partnership. This discussion assumes the debt securities will be issued with no more than a de minimis amount of original issue discount for United States federal income tax purposes.

Under the Tax Cuts and Jobs Act, debtholders that use the accrual method of tax accounting and prepare “applicable financial statements” will have to recognize income from their debt securities no later than the taxable year in which such income is taken into account as revenue in their “applicable financial statements.” This may require investors to report income earlier than it would otherwise be recognized under the tax rules discussed below. It is unclear how this and other provisions of the Tax Cuts and Jobs Act will ultimately affect holders of debt securities issued by the Operating Partnership.

U.S. Holders

Stated Interest and Market Discount. U.S. holders of debt securities will be required to include stated interest on the debt securities in gross income for federal income tax purposes in accordance with their methods of accounting for tax purposes. Purchasers of debt securities should be aware that the holding and disposition of debt securities may be affected by the market discount provisions of the Code. These rules generally provide that if a U.S. holder of a debt security purchases it at a market discount and thereafter recognizes gain on a disposition of the debt security, including a gift or payment on maturity, the lesser of the gain or appreciation, in the case of a gift, and the portion of the market discount that accrued while the debt security was held by the U.S. holder will be treated as ordinary interest income at the time of the disposition. For this purpose, a purchase at a market discount includes a purchase after original issuance at a price below the debt security’s stated principal amount. The market discount rules also provide that a U.S. holder who acquires a debt security at a market discount and who does not elect to include the market discount in income on a current basis may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry the debt security until the U.S. holder disposes of the debt security in a taxable transaction.

A U.S. holder of a debt security acquired at a market discount may elect to include the market discount in income as the discount on the debt security accrues, either on a straight line basis, or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired by the U.S. holder on and after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a U.S. holder of a debt security elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a sale or particular other dispositions of such debt security and the deferral of interest deductions on indebtedness related to such debt security would not apply.

Amortizable Bond Premium. Generally, if the tax basis of a debt security held as a capital asset exceeds the amount payable at maturity of the debt security, the excess may constitute amortizable bond premium that the U.S. holder may elect to amortize under the constant interest rate method and deduct the amortized premium over the period from the U.S. holder’s acquisition date to the debt security’s maturity date. The amortization election, once made, applies to all, taxable, premium bonds held by the U.S. holder on and after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. holder who elects to amortize bond premium must reduce the tax basis in the related debt security by the amount of the aggregate deductions allowable for amortizable bond premium.

The amortizable bond premium deduction is treated as an offset to interest income on the related security for federal income tax purposes. Each prospective purchaser is urged to consult its tax advisor as to the consequences of the treatment of this premium as an offset to interest income for federal income tax purposes.

Payments in Excess of Stated Interest and Principal. In certain circumstances, the Operating Partnership may be obligated to make payments in excess of stated interest and the principal amount of the debt securities. Unless otherwise provided in the prospectus supplement pursuant to which any such debt securities are issued, the Operating Partnership intends to take the position that the debt securities should not be treated as contingent payment debt instruments because of these additional payments. This position is based in part on assumptions regarding the likelihood, as of the date of issuance of the debt securities, that such additional amounts will have to be paid. Assuming such position is respected, any amounts paid to a U.S. holder pursuant to any such redemption or repurchase, as applicable, would be taxable as described below in “- U.S. Holders – Disposition.” This position is binding on a U.S. holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. The IRS, however, may take a position contrary to the Operating Partnership’s position, which could affect the timing and character of a U.S. holder’s income and the timing of deductions with respect to the debt securities. U.S. holders are urged to consult their tax advisors regarding the potential application to our debt securities of the contingent payment debt instrument rules and the consequences thereof.

Disposition. In general, a holder of a debt security will recognize gain or loss upon the sale, exchange, redemption, payment upon maturity or other taxable disposition of the debt security. The gain or loss is measured by the difference between (a) the amount of cash and the fair market value of property received and (b) the U.S. holder’s tax basis in the debt security as increased by any market discount previously included in income by the U.S. holder and decreased by any amortizable bond premium deducted over the term of the debt security. However, the amount of cash and the fair market value of other property received excludes cash or other property attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income. Subject to the market discount and amortizable bond premium rules described above, any gain or loss will generally be long-term capital gain or loss, provided the debt security was a capital asset in the hands of the U.S. holder and had been held for more than one year. The deductibility of capital losses is generally subject to limitations.

Non-U.S. Holders

Interest. Subject to the discussion of backup withholding and withholding with respect to certain foreign accounts below, interest paid to a non-U.S. holder on its debt securities that is not effectively connected with such holder’s conduct of a United States trade or business will not be subject to United States federal withholding tax, provided that:

•	such holder does not actually or constructively own a 10% or greater interest in the Operating Partnership’s capital or profits;

•	such holder is not a controlled foreign corporation with respect to which the Operating Partnership is a “related person” within the meaning of Section 864(d)(4) of the Code;

•	such holder is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

(a) the non-U.S. holder certifies in a statement provided to the Operating Partnership or its paying agent, under penalties of perjury, that it is not a United States person within the meaning of the Code and provides its name and address, (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt securities on behalf of the non-U.S. holder certifies to the Operating Partnership or its paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that such holder is not a United States person and provides the Operating Partnership or its paying agent with a copy of such statement or (c) the non-U.S. holder holds its debt securities directly through a “qualified intermediary” and certain conditions are satisfied.

The statement may be made on an IRS Form W-8BEN or a substantially similar form, and the non-U.S. holder must inform the withholding agent of any change in the information on the statement within 30 days of such change.

A non-U.S. holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such holder’s conduct of a United States trade or business and the holder provides the Operating Partnership with appropriate certification (as discussed below under “– Non-U.S. Holders – United States Trade or Business”).

If a non-U.S. holder does not satisfy the requirements above, interest paid to such non-U.S. holder generally will be subject to a 30% United States federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the United States and the non-U.S. holder’s country of residence. To claim a reduction or exemption under a tax treaty, a non-U.S. holder must generally complete an IRS Form W-8BEN (or applicable successor form) and claim the reduction or exemption on the form.

Sale or Other Taxable Disposition of the Debt Securities. Subject to the discussion of backup withholding and withholding with respect to certain foreign accounts below, a non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a debt security so long as (i) the gain is not effectively connected with the conduct by the non-U.S. holder of a United States trade or business (or, if a tax treaty applies, the gain is not attributable to a United States permanent establishment maintained by such non-U.S. holder) and (ii) in the case of a non-U.S. holder who is an individual, such non-U.S. holder is not present in the United States for 183 days or more in the taxable year of disposition or certain other requirements are not met. A non-U.S. holder who is an individual and does not meet this exemption should consult his or her tax advisor regarding the potential liability for United States federal income tax on such holder’s gain realized on a debt security.

In certain circumstances, the Operating Partnership may be required to make certain payments in excess of stated interest and the principal amount of the debt securities. Except as otherwise described in the applicable prospectus supplement, such payments generally should be treated as additional amounts paid for the debt securities, subject to the rules described above.

United States Trade or Business. If interest paid on a debt security or gain from a disposition of a debt security is effectively connected with a non-U.S. holder’s conduct of a United States trade or business (and, if an income tax treaty applies, the non-U.S. holder maintains a United States permanent establishment to which such amounts are generally attributable), the non-U.S. holder generally will be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder. If a non-U.S. holder is subject to United States federal income tax on the interest on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally on IRS Form W-8ECI). A non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a debt security or gain from a disposition of a debt security will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the corporation of a United States trade or business.

Backup Withholding and Information Reporting With Respect to Notes. Payments of interest to a non-U.S. holder with respect to which the requisite certification, as described above, has been received (or for which an exemption has otherwise been established) generally will not be subject to backup withholding. This exemption does not apply if we or our paying agent has actual knowledge that such holder is a U.S. person (or that the conditions of any such exemption are not in fact satisfied). Information reporting (on Internal Revenue Service Form 1042-S) will generally apply to payments of interest even if certification is provided and the interest is exempt from the 30% U.S. federal withholding tax. Copies of these information returns may also be made available to the tax authorities of the country in which the non-U.S. holder resides under the provisions of a specific treaty or agreement.

Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of debt securities that is effected by or through the foreign office of a foreign broker so long as the foreign broker does not have certain types of specified relationships to the U.S. Information reporting and backup withholding generally will apply to a payment of the proceeds of a disposition of debt securities that is effected by or through a U.S. office of any broker, unless the broker can reliably associate the payment with an Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E or other documentation that establishes that the person is the foreign beneficial owner of the payment. Information reporting generally will also apply to a payment of the proceeds of a disposition of debt securities that is effected through a foreign office of a U.S. broker or a foreign broker with certain types of specified relationships to the U.S., unless the broker can reliably associate the payment with an Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E or other documentation that establishes that the person is the foreign beneficial owner of the payment. Backup withholding is not an additional tax. Any amount withheld from a payment to a holder under the backup withholding rules is creditable against the holder’s actual U.S. federal income tax liability, if any, and a refund may be obtained of any amounts withheld in excess of such holder’s actual U.S. federal income tax liability, provided that such holder files the appropriate forms and/or returns with the IRS.

Withholding Taxes on Certain Foreign Accounts

Withholding taxes may also apply to certain types of payments made to “foreign financial institutions” and certain other non-United States entities. Under these rules, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends, interest and sales proceeds to U.S. holders who own our stock or debt securities through foreign accounts or foreign intermediaries and certain non-U.S. holders. Specifically, a 30% withholding tax will be imposed on dividends and interest on, and gross proceeds from, the sale or other disposition of our stock or our debt securities to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and meets certain other specified requirements. Certain non-U.S. holders residing in jurisdictions with an applicable “intergovernmental agreement” may, in lieu of the foregoing requirements, be required to collect and disclose such information to their government. These rules currently apply to payments of interest payable on our debt securities and dividends on our stock, and will apply to payments of gross proceeds from a sale or other disposition of our debt securities and our stock payable on or after January 1, 2019. Prospective investors are urged to consult with their tax advisors regarding the possible implications of this legislation and recent guidance from the Internal Revenue Service in respect of an investment in our securities.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

We have summarized the material terms and provisions of the Amended and Restated Agreement of Limited Partnership of American Campus Communities Operating Partnership LP, which we refer to as the “partnership agreement.” For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Management of The Operating Partnership

The Operating Partnership is a Maryland limited partnership that was formed on July 15, 2004. ACC Holdings, the general partner of the Operating Partnership, is a wholly-owned subsidiary of ACC. The limited partners of the Operating Partnership are ACC and other limited partners consisting of current and former members of management and unaffiliated third parties. We conduct substantially all of our business in or through the Operating Partnership and exercise exclusive and complete responsibility and discretion in its day-to-day management and control. As sole member of the general partner, we have the power to cause the Operating Partnership to enter into certain major transactions, including acquisitions, dispositions and refinancings, subject to certain limited exceptions. The limited partners of the Operating Partnership, in such capacity, may not transact business for, or participate in the management activities or decisions of, the Operating Partnership, except as provided in the partnership agreement and as required by applicable law. Certain restrictions under the partnership agreement restrict our ability to engage in a business combination, as more fully described in “—Termination Transactions” below.

Under the terms of the partnership agreement, the limited partners of the Operating Partnership expressly acknowledge that we, as sole member of the general partner of the Operating Partnership, are acting for the benefit of the Operating Partnership, the limited partners and our stockholders collectively. We are under no obligation to give priority to the separate interests of the limited partners or our stockholders in deciding whether to cause the Operating Partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and the limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that for so long as we own a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners shall be resolved in favor of our stockholders. We are not liable under the partnership agreement to the Operating Partnership or to any partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by limited partners in connection with such decisions, provided that we have acted in good faith.

All of our business activities, including all activities pertaining to the acquisition and operation of properties, must be conducted through the Operating Partnership, and the Operating Partnership must be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT.

Transferability of Interests

Except in connection with a transaction described in “—Termination Transactions” below, ACC Holdings may not voluntarily withdraw from the Operating Partnership, or transfer or assign all or any portion of its interest in the Operating Partnership, without the consent of the holders of a majority of the limited partnership interests, including our 99.3% interest therein.

Amendments of the Partnership Agreement

Amendments to the partnership agreement may be proposed by ACC Holdings or by limited partners owning at least 25% of the units held by limited partners.

Generally, the partnership agreement may be amended, modified or terminated with the approval of partners holding 66 2⁄3% of all outstanding units (including the units held by us). ACC Holdings has the power to unilaterally make certain amendments to the partnership agreement without obtaining the consent of the limited partners as may be required to:

•	add to ACC Holdings’ obligations as general partner or surrender any right or power granted to ACC Holdings, as general partner, for the benefit of the limited partners;

•	reflect the issuance of additional units or the admission, substitution, termination or withdrawal of partners in accordance with the terms of the partnership agreement;

•

reflect a change of an inconsequential nature that does not adversely affect the limited partners in any material respect, or cure any ambiguity, correct or supplement any provisions of the partnership agreement not inconsistent with law or with other provisions of the partnership agreement, or make other changes concerning matters under the partnership agreement that will not otherwise be inconsistent with the partnership agreement or law;

•	satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

•	reflect changes that are reasonably necessary for us to maintain the Company’s status as a REIT; or

•	modify the manner in which capital accounts are computed.

Amendments that would, among other things, convert a limited partner’s interest into a general partner’s interest, modify the limited liability of a limited partner, alter a partner’s right to receive any distributions or allocations of profits or losses, or materially alter or modify the redemption rights described below must be approved by each limited partner that would be adversely affected by such amendment.

In addition, without the written consent of the holders of a majority of the limited partnership interests, ACC Holdings may not do any of the following:

•	take any action in contravention of an express prohibition or limitation contained in the partnership agreement;

•	enter into or conduct any business other than in connection with ACC Holdings’ role as the general partner of the Operating Partnership and the Company’s operation as a REIT;

•	withdraw from the Operating Partnership or transfer any portion of ACC Holdings’ general partnership interest; or

•	be relieved of ACC Holdings’ obligations under the partnership agreement following any permitted transfer of its general partnership interest.

Distributions to Unitholders

The partnership agreement provides that holders of units are entitled to receive quarterly distributions of available cash on a pro rata basis in accordance with their respective percentage interests.

Redemption/ Exchange Rights

Limited partners who acquire units have the right to require the Operating Partnership to redeem part or all of their units for cash based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption. Alternatively, we may elect to acquire those units in exchange for shares of our common stock. Our acquisition will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distributions and similar events. Limited partners who hold units may exercise this redemption right from time to time, in whole or in part, except when, as a consequence of shares of our common stock being issued, any person’s actual or constructive stock ownership would exceed our ownership limits, or any other limit as provided in our charter or as otherwise determined by our board of directors as described under the section entitled “Description of Securities—Restrictions on Transfer.”

Issuance of Additional Units, Common Stock or Convertible Securities

ACC Holdings has the ability, without the consent of the limited partners, to cause the Operating Partnership to issue additional units representing general and limited partnership interests. These additional units may include PIUs and preferred limited partnership units. In addition, we may issue additional shares of our common stock or convertible securities, but only if ACC Holdings causes the Operating Partnership to issue to us partnership interests or rights, options, warrants or convertible or exchangeable securities of the Operating Partnership having designations, preferences and other rights, so that the economic interests of the Operating Partnership’s interests issued are substantially similar to the securities that we have issued and we contribute the net proceeds from the issuance of such shares to the Operating Partnership as a capital contribution.

Tax Matters

ACC Holdings has authority to make tax elections under the Code on behalf of the Operating Partnership. In addition, ACC Holdings is the tax matters partner of the Operating Partnership.

Allocations of Net Income and Net Losses to Partners

The net income or net loss of the Operating Partnership will generally be allocated to the general partner, and the limited partners in accordance with their respective percentage interests in the Operating Partnership. However, in some cases losses may be disproportionately allocated to partners who have guaranteed debt of the Operating Partnership. The allocations described above are subject to special allocations relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury Regulations.

Operations

The partnership agreement provides that ACC Holdings will determine and distribute all “available cash,” which includes, without limitation, the net operating cash revenues of the Operating Partnership, as well as the net sales and refinancing proceeds, quarterly, pro rata in accordance with the partners’ percentage interests.

The partnership agreement provides that the Operating Partnership will assume and pay when due, or reimburse us for payment of, all costs and expenses relating to the operations of, or for the benefit of, the Operating Partnership.

Termination Transactions

The partnership agreement provides that we may not engage in any merger, consolidation or other combination with or into another person, any sale of all or substantially all of our assets (a “termination transaction”), unless in connection with a termination transaction either

(a)	all limited partners will receive, or have the right to elect to receive, for each unit an amount of cash, securities, or other property equal to the product of:

(i)	the number of shares of our common stock into which each unit is then exchangeable; and

(ii)

the greatest amount of cash, securities or other property paid to the holder of one share of our common stock in consideration of one share of our common stock pursuant to the termination transaction; or

(b)	the following conditions are met:

(i)

substantially all of the assets of the surviving entity are held directly or indirectly by the Operating Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Operating Partnership;

(ii)

the holders of units own a percentage interest of the surviving entity based on the relative fair market value of the net assets of the Operating Partnership and the other net assets of the surviving entity immediately prior to the consummation of this transaction;

(iii)

the rights, preferences and privileges of such unit holders in the surviving entity are at least as favorable to those in effect immediately prior to the consummation of the transaction and as those applicable to any other limited partners or non-managing members of the surviving entity; and

(iv)

the limited partners may exchange their interests in the surviving entity for either the consideration available to the common limited partners pursuant to the first paragraph in this section or, if the ultimate controlling person of the surviving entity has publicly traded common equity securities, shares of those common equity securities, at an exchange ratio based on the relative fair market value of those securities and our common stock.

Term

The Operating Partnership will continue in full force and effect until it is dissolved in accordance with the terms of the partnership agreement or as otherwise provided by law.

Indemnification and Limitation of Liability

To the extent permitted by applicable law, the partnership agreement indemnifies ACC Holdings, and its and our officers, directors, employees, agents and any other persons we may designate from and against any and all claims arising from operations of the Operating Partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or fraud or was the result of active and deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

In any event, none of ACC Holdings nor its or our officers, directors, agents or employees, are liable or accountable to the Operating Partnership for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission so long as they acted in good faith.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of certain of our investment, financing and other policies. These policies have been adopted by its board of directors and, in general, may be amended or revised from time to time by our board of directors without a vote of our stockholders.

Investment Policies

Investment in Real Estate or Interests in Real Estate

We conduct all of our investment activities through the Operating Partnership and our affiliates. Our investment objectives are to provide quarterly cash distributions and achieve long-term capital appreciation through increases in our value. We have not established a specific policy regarding the relative priority of these investment objectives.

We intend to pursue our investment objectives primarily through the ownership by the Operating Partnership of the properties and other acquired properties and assets. We currently intend to invest primarily in developments of student housing and acquisitions of existing improved properties or properties in need of redevelopment and acquisitions of land which we believe has development potential for student housing. Future investment or development activities will not be limited to any geographic area, product type or to a specified percentage of our assets. While we may diversify in terms of property locations, size and market, we do not have any limit on the amount or percentage of our assets that may be invested in any one property or any one geographic area. We intend to engage in such future investment or development activities in a manner that is consistent with the maintenance of our status as a REIT for federal income tax purposes. In addition, we may purchase or lease income-producing commercial and other types of properties for long-term investment, expand and improve the properties we presently own or other acquired properties, or sell such properties, in whole or in part, when circumstances warrant.

We may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. These types of investments may permit us to own interests in larger assets without unduly restricting our diversification and, therefore, provide us with flexibility in structuring our portfolio. We do not currently expect, however, to enter into a joint venture or other partnership arrangement to make an investment that would not otherwise meet our investment policies.

Equity investments in acquired properties may be subject to existing mortgage financing and other indebtedness or to new indebtedness, which may be in acquired properties incurred in connection with acquiring or refinancing these investments. Debt service on such financing or indebtedness will have a priority over any distributions with respect to our common stock. We may in the future acquire some, all or substantially all of the securities or assets of other REITs or similar entities where that investment would be consistent with our investment policies. Subject to the limitations imposed by such other REITs on the ownership of their stock and to the requirement that we satisfy the asset tests to qualify as a REIT under the Code, there are no limitations on the amount or percentage of our total assets that may be invested in any one issuer. However, we do not anticipate investing in other issuers of securities for the purpose of exercising control or acquiring any investments primarily for sale in the ordinary course of business or holding any investments with a view to making short-term profits from their sale. In any event, we do not intend that our investments in securities will require us to register as an “investment company” under the Investment Company Act of 1940, as amended, and we intend to divest securities before any registration would be required.

Investments in Real Estate Mortgages

While our current portfolio consists of, and our business objectives emphasize, equity investments in real estate, we may, at the discretion of our board of directors, invest in mortgages and other types of real estate interests consistent with our qualification as a REIT. We do not presently intend to invest in mortgages or deeds of trust, but may invest in participating or convertible mortgages if we conclude that we may benefit from the gross revenues or any appreciation in value of the property. Investments in real estate mortgages run the risk that one or more borrowers may default under certain mortgages and that the collateral securing certain mortgages may not be sufficient to enable us to recoup our full investment.

Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, we may invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities.

Dispositions

We may dispose of any property if, based upon management’s periodic review of our portfolio, our board of directors determines that such action would be in the best interest of stockholders. For example, we may seek to enter into tax-efficient joint ventures in our stabilized properties with third-party investors to raise low-cost equity capital that we can reinvest in properties with higher growth potential.

Financing Policies

Our long-term targeted ratio of our consolidated total indebtedness-to-total market capitalization is 50% (excluding indebtedness encumbering our on-campus participating properties or properties that we subsequently develop or acquire that have similar ownership structures). Since this ratio is based, in part, upon market values of equity, it will fluctuate with changes in the price of our common stock. Our charter and bylaws do not limit the amount or percentage of indebtedness that we may incur. Our board of directors may from time to time modify the debt policy in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, fluctuations in the market price of our common stock, growth and acquisition opportunities and other factors. Accordingly, we may increase or decrease our ratio of debt-to-total market capitalization beyond the limits described above. If these policies were changed, we could become more highly leveraged, resulting in an increased risk of default on our obligations and a related increase in debt service requirements that could adversely affect our financial condition and results of operations and our ability to pay distributions to our stockholders.

Conflict of Interest Policies

We have adopted certain policies that are designed to eliminate or minimize certain potential conflicts of interest. In addition, our board of directors is subject to certain provisions of Maryland law, which are also designed to eliminate or minimize conflicts.

However, there can be no assurance that these policies or provisions of law will always be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

Interested Director and Officer Transactions

Pursuant to Maryland law, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest. The common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof will not render the transaction void or voidable if:

•

the material facts relating to the common directorship or interest and as to the transaction are disclosed to our board of directors or a committee of the board, and the board or committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•

the material facts relating to the common directorship or interest and as to the transaction are disclosed to stockholders entitled to vote thereon, and the transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote; or

•	the transaction or contract is fair and reasonable to us at the time it is authorized, ratified or approved.

Furthermore, under Maryland law (where the Operating Partnership is formed), ACC Holdings has a fiduciary duty to the Operating Partnership and, consequently, such transactions also are subject to the duties of care and loyalty. We have adopted a policy that requires that all contracts and transactions between us, the Operating Partnership or any of our subsidiaries, on the one hand, and any of our directors or executive officers or any entity in which such director or executive officer is a director or has a material financial interest, on the other hand, must be approved by the affirmative vote of a majority of the disinterested directors. Where appropriate in the judgment of the disinterested directors, our board of directors may obtain a fairness opinion or engage independent counsel to represent the interests of nonaffiliated security holders, although our board of directors will have no obligation to do so.

Business Opportunities

Pursuant to Maryland law, each director is obligated to offer to us any business opportunity (with certain limited exceptions) that comes to him or her and that we reasonably could be expected to have an interest in pursuing.

Policies with Respect to Other Activities

We have authority to offer common stock, preferred stock or options to purchase stock in exchange for property and to repurchase or otherwise acquire our common stock or other securities in the open market or otherwise, and may engage in such activities in the future. We may issue preferred stock from time to time, in one or more series, as authorized by our board of directors without the need for stockholder approval. We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers other than the Operating Partnership and do not intend to do so. At all times, we intend to make investments in such a manner as to qualify as a REIT, unless because of circumstances or changes in the Code, or the Treasury Regulations, our board of directors determines that it is no longer in our best interest to qualify as a REIT. We have not made any loans to third parties, although we may in the future make loans to third parties, including, without limitation, to joint ventures in which we participate. We intend to make investments in such a way that we will not be treated as an investment company under the Investment Company Act of 1940, as amended.

LEGAL MATTERS

Unless otherwise noted in a supplement, Dentons US LLP, Dallas, Texas, will pass on the legality of the securities offered through this prospectus.

EXPERTS

The consolidated financial statements of American Campus Communities, Inc. appearing in its Annual Report (Form 10-K) for the year ended December 31, 2017, and the effectiveness of internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference, in reliance upon such reports given on the authority as experts in accounting and auditing.

The consolidated financial statements of American Campus Communities Operating Partnership LP appearing in its Annual Report (Form 10-K) for the year ended December 31, 2017, and the effectiveness of internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference, in reliance upon such reports given on the authority as experts in accounting and auditing.

$

American Campus Communities Operating Partnership LP

    % Senior Notes due

fully and unconditionally guaranteed by

American Campus Communities, Inc.

PROSPECTUS SUPPLEMENT June , 2020

Joint Book-Running Managers

Deutsche Bank Securities	J.P. Morgan